EXHIBIT 4.01


                            TRANSAMERICA CORPORATION

                          EMPLOYEES STOCK SAVINGS PLAN

                        (September 1, 1996 Restatement)



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                               TABLE OF CONTENTS

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SECTION 1 - OBJECTIVES ........................................... 1
SECTION 2 - DEFINITIONS .......................................... 1

     2.1  Affiliate ...............................................1
     2.2  After-Tax Contributions .................................2
     2.3  Board of Directors ......................................2
     2.4  Break in Service ........................................2
     2.5  Code ....................................................2
     2.6  Committee ...............................................3
     2.7  Computation Period ......................................3
     2.8  Date of Hire ............................................3
     2.9  Date of Rehire ..........................................3
     2.10 Disability ..............................................3
     2.11 Divested Participant ....................................3
     2.12 Eligible Employee ...................................... 3
     2.13 Employee ............................................... 4
     2.14 Employer Contributions ................................. 4
     2.15 Entry Date ............................................. 4
     2.16 Employers .............................................. 4
     2.17 ERISA .................................................. 4
     2.18 Highly Compensated Employee ............................ 4
     2.19 Hour of Service .......................................  6
     2.20 Inactive Employee .....................................  7
     2.21 Investment Funds ......................................  7
     2.22 Investment Manager ....................................  7
     2.23 Leased Employee .......................................  7
     2.24 Leave of Absence ......................................  7
     2.25 Matched Pre-Tax Contributions .........................  7
     2.26 Normal Retirement Age .................................  7
     2.27 Participant ...........................................  7
     2.28 Participant's Account or Account ......................  8
     2.29 Plan ..................................................  8
     2.30 Plan Year .............................................  8
     2.31 Pre-Tax Contributions .................................  8
     2.32 Rehired Employee ......................................  8
     2.33 Salary ................................................  8
     2.35 Transamerica Common Stock ............................. 11
     2.36 Trust Agreement ....................................... 11
     2.37 Trustee ............................................... 11
     2.38 Trust Fund ............................................ 11
     2.39 Unmatched Pre-Tax Contributions ....................... 11


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     2.40 Valuation Date ........................................ 11
     2.41 Year of Vesting Service ............................... 12

SECTION 3 - ELIGIBILITY AND PARTICIPATION ....................... 12

     3.1  Eligibility ........................................... 12
     3.2  Participation ......................................... 12
     3.3  Voluntary Suspension................................... 13
     3.4  Mandatory Suspension .................................. 13
     3.5  Termination of Participation .......................... 13

SECTION 4 - PRE-TAX AND EMPLOYER CONTRIBUTIONS .................. 14

     4.1  Pre-Tax Contributions ................................. 14
     4.2  Salary Deferral Elections ............................. 17
     4.3  Investment of Pre-Tax and After-Tax Contributions...... 19
     4.4  Investment Funds ...................................... 19
     4.5  Payment to Trustee; Allocation ........................ 20
     4.6  Employer Contributions ................................ 20
     4.7  Limitations on Allocations ............................ 22

SECTION 5 - ACCOUNTING .......................................... 26

     5.1  Participants' Accounts ................................ 26
     5.2  Investment Earnings ................................... 26
     5.3  Accounting Methods .................................... 26
     5.4  Participant Loans ..................................... 27
     5.5  Valuations and Reports ................................ 27
     5.6  Valuation of Transamerica Common Stock ................ 27
     5.7  Statements of Participant's Accounts .................. 27

SECTION 6 - DISTRIBUTIONS ....................................... 28

     6.1  Events Permitting Distribution ........................ 28
     6.2  Times for Distribution ................................ 28
     6.3  Consent Requirements .................................. 29
     6.4  Form of Distribution .................................. 29
     6.5  Direct Rollovers ...................................... 30
     6.6  Special Distribution Rules ............................ 30
     6.7  Beneficiary Designations .............................. 31
     6.8  Death Distributions ................................... 32
     6.9  Payments to Incompetents .............................. 33
     6.10 Effect of Disability .................................. 33
     6.11 Undistributable Accounts .............................. 33
     6.12 Right of First Refusal ................................ 33

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SECTION 7 - WITHDRAWALS, PARTICIPANT LOANS AND DOMESTIC

 RELATIONS ORDERS ............................................... 34

     7.1  General Withdrawal Rules .............................. 34
     7.2  Hardship Withdrawals .................................. 34
     7.3  After-Tax and Rollover Accounts ....................... 36
     7.4  [Reserved] ............................................ 37
     7.5  Terms and Conditions Governing Withdrawals ............ 37
     7.6  Participant Loans ..................................... 37
     7.7  Qualified Domestic Relations Orders ................... 38

SECTION 8 - VESTING AND TERMINATION OF EMPLOYMENT ............... 39

     8.1  Vesting in Participant Contributions ...................39
     8.2  Vesting in Employer Contributions ......................39
     8.3  Transfers of Employment ................................40
     8.4  Vesting Schedule Amendment .............................40

SECTION 9 - REPAYMENTS AND REINSTATEMENT ........................ 41

     9.1  Forfeitures and Reinstatements .........................41
     9.2  Repayments .............................................41
     9.3  Reinstatement Procedure ................................42

SECTION 10 - ADMINISTRATION OF THE PLAN ......................... 42

     10.1 Plan Administrator .................................... 42
     10.2 Committee ............................................. 42
     10.3 Actions by Committee .................................. 42
     10.4 Powers of Committee ................................... 42
     10.5 Fiduciary Responsibilities ............................ 44
     10.6 Decisions of Committee ................................ 44
     10.7 Administrative Expenses ............................... 44
     10.8 Eligibility to Participate ............................ 44
     10.9 Indemnification ....................................... 44
     10.10 Purchases of Transamerica Common Stock ............... 44

SECTION 11 - TRUST FUND AND CONTRIBUTIONS ....................... 45

     11.1 Trust Fund ............................................ 45
     11.2 No Diversion of Assets ................................ 45
     11.3 Continuing Conditions on Employer Contributions ....... 45

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SECTION 12 - MODIFICATION OR TERMINATION OF PLAN ................ 46

     12.1 Employers' Obligations Limited ........................ 46
     12.2 Right to Amend or Terminate ........................... 46
     12.3 Effect of Termination ................................. 47
     12.4 Disposition of Affiliates ............................. 47
     12.5 Acquisition of Affiliates ............................. 48
     12.6 Transfers and Rollover Contributions .................. 51

SECTION 13 - VOTING OF SHARES AND GENERAL PROVISIONS ............ 52

     13.1 Voting of Shares; Tender or Exchange Offers ........... 52
     13.2 Named Fiduciary Status; Confidentiality ............... 53
     13.3 Self-Tender ........................................... 53
     13.4 Plan Information ...................................... 53
     13.5 Inalienability ........................................ 53
     13.6 Rights and Duties ..................................... 53
     13.7 No Enlargement of Employment Rights ................... 54
     13.8 Apportionment of Costs and Duties ..................... 54
     13.9 Merger, Consolidation or Transfer ..................... 54
     13.10 Applicable Law ....................................... 54
     13.11 Severability ......................................... 54
     13.12 Captions ............................................. 54

SECTION 14 - TOP-HEAVY PLAN ..................................... 54

     14.1 Top-Heavy Plan Status ................................. 54
     14.2 Top-Heavy Plan Provisions ............................. 55

EXECUTION ....................................................... 56

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                            TRANSAMERICA CORPORATION
                          EMPLOYEES STOCK SAVINGS PLAN
                        (September 1, 1996 Restatement)

     TRANSAMERICA CORPORATION, having established the Transamerica Corporation Employees Stock Savings Plan (the "Plan"), effective as of May 1, 1964, and having amended and restated the Plan on numerous prior occasions, most recently effective as of January 1, 1994 (and the other dates specified in that restatement), hereby again amends and restates the Plan in its entirety, effective as of September 1, 1996 (except as otherwise indicated herein), as follows:

                                   SECTION 1
                                   OBJECTIVES

     The Plan was established and is maintained for the benefit of Eligible Employees of Transamerica Corporation and its participating Affiliates, in order to (1) afford Eligible Employees the opportunity to acquire a common stock interest in Transamerica Corporation and certain other investments on a continuing basis, and (2) provide Eligible Employees with a means of supplementing their retirement income on a tax-favored basis.

     The Plan is intended to qualify as (a) a profit-sharing plan (within the meaning of section 401 (a) of the Code), that includes a qualified cash or deferred arrangement (within the meaning of section 401(k) of the Code), (b) a 404(c) plan (within the meaning of section 404(c) of ERISA), and (c) an eligible individual account plan (within the meaning of section 407(d)(3) of ERISA).

                                   SECTION 2
                                  DEFINITIONS

         The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 Affiliate shall mean (a) a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Code), but only for the period during which such other entity is so affiliated with any Employer; and (b) any other entity required to be aggregated with any Employer pursuant to regulations under section 414(o) of the Code.


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     2.2 After-Tax Contributions shall mean (a) all amounts contributed under the Plan by an Active Participant on an after-tax basis prior to 1987, and (b) any employee after-tax contributions included in account balances transferred to this Plan in a trust-to-trust transfer of assets and liabilities pursuant to Section 12.5.1(a) in connection with a corporate acquisition.

     2.3 Board of Directors shall mean the Board of Directors of Transamerica, as from time to time constituted.

     2.4 Break in Service shall mean as to any Employee a Computation Period for which the Employee is credited with 500 or fewer Hours of Service, and shall be deemed incurred on the last day of such Computation Period. Solely for purposes of determining whether a Break in Service has been incurred, in the case of an Employee or former Employee who is absent from active employment with an Employer or Affiliate for any period,

          (a) By reason of her pregnancy or the birth of his or her child,

          (b) By reason of the placement of a child with the Employee or former Employee in connection with his or her adoption of such child,

          (c) For purposes of caring for any such child for a period beginning immediately following such birth or placement, or

          (d) On account of a leave of absence taken pursuant to the Family and Medical Leave Act of 1993 ("FMLA"),

"Hour of Service " means each hour which is not credited as an Hour of Service under Section 2.19 (because the Employee or former Employee is not paid or entitled to payment therefor) but which would otherwise normally have been credited to such individual (but for such absence) under Section 2.19.1. In any case in which an Employer or Affiliate is unable to determine the number of hours which would otherwise normally have been credited to an Employee (but for the absence), such individual shall be credited with eight (8) Hours of Service for each day of such absence. Notwithstanding the foregoing, (1) no more than 501 Hours of Service shall be credited under this Section 2.4 to any individual on account of any single pregnancy, birth or placement or other FMLA leave, and
(2) the hours described in this Section 2.4 shall be treated as Hours of Service (A) only for the Computation Period in which the absence from active employment begins, if the Employee or former Employee would thereby be prevented from incurring a Break in Service in such Computation Period, or (B) in any other case, for the next following Computation Period.

     2.5 Code shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.


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     2.6 Committee shall mean the Stock Savings Plan Administration Committee appointed by the Chief Executive Officer of Transamerica and charged with the general administration of the Plan pursuant to Section 10, as it may be constituted from time to time

     2.7 Computation Period shall mean for each (a) Employee, each period of 12 consecutive months beginning on his or her Date of Hire and each anniversary of that Date; and (b) Rehired Employee who is rehired after incurring a one-year Break in Service, each period of 12 consecutive months beginning on his or her Date of Rehire and each anniversary of the Date.

     2.8 Date of Hire shall mean the first date on which an Employee completes an Hour of Service under Section 2.19.1.

     2.9 Date of Rehire shall mean the first date on which a Rehired Employee completes an Hour of Service under Section 2.19.1.

     2.10 Disability shall mean or refer to a disability which (a) the Committee has found would qualify an Employee (upon the expiration of any applicable waiting period) for the payment of benefits under his or her Employer's long-term disability income plan, and (b) shall be deemed incurred on the first anniversary of the last day on which the Employee completed an Hour of Service (as defined in Section 2.19). The Committee may (in its discretion) waive or reduce the one-year waiting period described in clause (b) if it determines that the disability is of such severity that it is highly probable to last more than one year. The Committee's determination as to a Participant's disability shall be final.

     2.11 Divested Participant shall mean an individual who (a) is employed by an entity or division that, before such entity or division was divested by Transamerica, was an Employer (or a division of an Employer), and (b) has not had a "separation from service" within the meaning of section
401(k)(2)(B)(i)(I) of the Code with respect to the Plan.

     2.12 Eligible Employee shall mean every Employee of an Employer, except one who is included in any of the following classes of Employees which are not eligible to become Participants:

          (a) Employees whose contracts of employment exclude them from participating in the Plan,

          (b) Hourly-paid Employees (unless the Committee designates an Employer's hourly-paid Employees as Eligible Employees under the Plan),

          (c) Employees who are members of a collective bargaining unit and who are covered by a collective bargaining agreement which does not specifically provide for their coverage under the Plan,

          (d) Employees who are employed at a division or facility of an Employer which is specifically excluded from coverage by resolution of the Employer's board of directors,

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          (e) Employees who are paid on a non-United States payroll,

          (f) Employees who are in the regular employ of an Employer on its Commonwealth of Puerto Rico payroll,

          (g) Employees who are paid on a commissions-only basis,

          (h) Inactive Employees, or

          (i) Employees who, as to any period of time, are classified or treated by an Employer as independent contractors, consultants, Leased Employees or employees of an employment agency or any entity other than an Employer, even if such individuals are subsequently determined to have been common-law employees of the Employer during such period,

     2.13 Employee shall mean an individual who is any one of the following:

          (a) employed by one of the Employers and/or Affiliates as a common-law employee,

          (b) a Leased Employee, or

          (c) an Inactive Employee,

provided, however, that if Leased Employees constitute less than twenty percent of the Employers' and Affiliates' non-highly-compensated work force (within the meaning of section 414(n)(5)(C)(ii) of the Code), the term "Employee" shall not include those Leased Employees who are covered by a plan described in section 414(n)(5) of the Code.

     2.14 Employer Contributions shall mean the amounts credited to Participants' Employer Accounts under the Plan by the Employers in accordance with Section 4.6.

     2.15 Entry Date shall mean the first day of each payroll period.

     2.16 Employers shall mean Transamerica and the participating Affiliates of Transamerica. At such times and under such conditions as Transamerica may direct, one or more other Affiliates may become participating Affiliates or a participating Affiliate may be withdrawn from the Plan.

     2.17 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     2.18 Highly Compensated Employee shall mean an Highly Compensated Active Employee or a Highly Compensated Former Employee, as defined below:

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          (a) "Highly Compensated Active Employee" shall mean any Employee who performs services for an Employer or Affiliate during the Determination Year and who:

               (1) During the Look-Back Year (A) was a 5 percent owner (within the meaning of section 414(q)(3) of the Code) (a "5% Owner"), (B) received Compensation in excess of $75,000 (as adjusted pursuant to sections 414(q)(1) and 415(d) of the Code), (C) received Compensation in excess of $50,000 (as adjusted pursuant to sections 414(q)(1) and 415(d) of the Code) and was a member of the top-paid group (within the meaning of section 414(q)(4) of the Code) for such Year, or (D) was an officer of an Employer or Affiliate and received Compensation for such Year that is greater than 50% of the dollar limitation in effect under section 415(b)(1)(A) and (d) of the Code or, if no officer has Compensation in excess of that threshold for such Year, the highest paid officer for such Year;

               (2) (A) Would be described in clause (B), (C) or (D) of paragraph (a)(1) above if the term "Determination Year" were substituted for the term "Look-Back Year" and (B) is one of the 100 Employees who received the most Compensation during the Determination Year; or

               (3) Is a 5% Owner at any time during the Determination Year.

     Subject to the satisfaction of such conditions as may be prescribed under section 414(q)(12)(B)(ii) of the Code, Transamerica may elect for any Plan Year (1) to apply paragraph (a)(1)(B) above by substituting "$50,000" for "$75,000" and (2) not to apply paragraph (a)(1)(C) above.

          (b) "Highly Compensated Former Employee" shall mean any Employee who
     (1) separated (or was deemed to have separated) from service prior to the Determination Year, (2) performed no services for any Employer or Affiliate during the Determination year, and (3) was a Highly Compensated Active Employee for either the separation year or any Determination Year ending on or after his or her 55th birthday.

          (c) If an Employee is, at any time during a Determination or Look-Back Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant (a "Family Member") of either (1) a 5% Owner who is an active or former Employee or (2) a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of Compensation paid for such Year (a "Family Employee"), then for such Year the Family Member and the Family Employee shall be aggregated and treated as one Employee receiving Compensation and contributions under the Plan, and making Pre-Tax Contributions under the Plan, equal to the sum of such Compensation and contributions received by, and Pre-Tax Contributions made by, the Family Member and the Family Employee.

          (d) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the

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     top 100 Employees and the number of Employees treated as officers, shall be made in accordance with section 414(q) of the Code.

          (e) For purposes of this Section 2.18,

               (1) "Determination Year" shall mean the Plan Year for which the determination is being made;

               (2) "Look-Back Year" shall mean the Plan Year immediately preceding the Determination Year, unless the Committee (in its discretion) elects to make Look-Back Year calculations based on the Determination Year; and

               (3) "Compensation" shall mean Testing Compensation (as defined in Section 4.1.9, but without regard to the last two sentences thereof).

     2.19 Hour of Service shall mean any hour described in Sections 2.19.1 through 2.19.4, subject to the provisions of Sections 2.4, 2.19.5 and 2.19.6.

          2.19.1 Paid Hours Worked. Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or Affiliate for the performance of duties shall be credited to the Employee for the Computation Period in which the duties are performed.

          2.19.2 Other Paid Hours. Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or Affiliate for a period of time for reasons (such as vacation, sickness or disability) other than for the performance of duties, to the extent that such period is not included in a Leave of Absence, shall be credited, up to a maximum of 501 Hours of Service with respect to any single continuous period, to the Employee in accordance with 29 C.F.R. 2530.200b-2(b) and (c), which regulation is incorporated in the Plan by this reference.

          2.19.3 Back Pay. Each hour for which back pay (regardless of any mitigation of damages) has been awarded or agreed to by an Employer or Affiliate shall be credited to the Employee for the Computation Period or Periods to which the award or agreement pertains.

          2.19.4 Leave of Absence. Each hour of any period during which an Employee is on a Leave of Absence, except to the extent that such hour is credited under Section 2.4, shall be credited to the Employee on a uniform and nondiscriminatory basis.

          2.19.5 Other Rules. Hours of Service shall be credited under only one of Sections 2.19.1 through 2.19.4 for any single continuous period of employment. With respect to an Employee who is employed in a classification of employees for whom the Employer has elected to count Hours of Service using an equivalency method in accordance with 29 C.F.R. Section 2530.200b-3(c), such an Employee shall be credited with 190 Hours of Service during any calendar month of his or her employment in which he or she completes one or more Hours of Service. All other Employees shall be credited with Hours of Service based upon records of hours worked and hours for which payment is made or due; provided, however, that if such

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records are not maintained, such an Employee's Hours of Service shall be determined in accordance with the equivalency method set forth above. For purposes of applying this Section 2.19, the term "Employer" shall include a predecessor employer (within the meaning of section 414(a) of the Code) with respect to an Employer. An Inactive Employee who is compensated on a commissions basis shall be credited with 190 Hours of Service for each calendar month in which he or she receives any commissions.

          2.19.6 Pre-1975 Hours. Notwithstanding the foregoing, no period of an Employee's employment prior to 1975 with an Affiliate which was not at the time an Employer shall be included in his Hours of Service under this Section 2.19.

     2.20 Inactive Employee shall mean any individual who is not a common law employee of an Employer, but who has entered into an agency contract with an Employer, provided that his or her service under such agency contract is recognized for benefit accrual purposes under a pension plan of a U.S. Affiliate or a registered retirement plan of a Canadian Affiliate.

     2.21 Investment Funds shall mean (collectively) the investment funds designated by the Committee pursuant to Section 4.4.

     2.22 Investment Manager shall mean any investment manager appointed by the Committee in accordance with Section 10.5.1.

     2.23 Leased Employee shall mean an individual who is a leased employee (within the meaning of section 414(n)(2) of the Code) of an Employer.

     2.24 Leave of Absence shall mean the period of an Employee's absence from active employment (a) authorized by an Employer in accordance with its established and uniformly administered personnel policies, provided that the Employee returns to active employment after the authorized absence period expires, unless the Employee's failure to return is attributable to his or her retirement, Disability or death; or (b) because of military service in the armed forces of the United States, provided that the Employee returns to active employment following discharge within the period during which he or she retains reemployment rights under federal law.

     2.25 Matched Pre-Tax Contributions shall mean the amounts contributed under the Plan by the Employers on behalf of, and pursuant to deferral elections made by, an Active Participant in accordance with Section 4.1.1.

     2.26 Normal Retirement Age shall mean for each Employee the later of (a) the date on which he or she reaches age 65, or (b) the fifth anniversary of his or her Date of Hire.

     2.27 Participant shall mean an Eligible Employee who has become a Participant in the Plan pursuant to Section 3.1 or 3.2 and has not ceased to be a Participant pursuant to Section 3.5. For each Plan Year a Participant shall be classified as an "Active Participant" if he or she has enrolled in the Plan by authorizing the required Pre-Tax Contributions in accordance with Section 3.2.

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     2.28 Participant's Account or Account shall mean as to any Participant the separate account maintained in order to reflect his or her interest in the Plan. Each Participant's Account shall be comprised of one or more separate subaccounts (as specified by the Committee), including but not limited to, the following subaccount:

          2.28.l After-Tax Account is the subaccount maintained to record (a) the Participant's After-Tax Contributions (if any) made prior to 1987 and (b) any employee after-tax contributions included in account balances transferred to this Plan in a trust-to-trust transfer of assets and liabilities pursuant to
Section 12.5.1(a) in connection with a corporate acquisition, and the adjustments relating thereto.

          2.28.2 Employer Account is the subaccount maintained to record the Employer Contributions allocated to the Participant's Account (and any reinstatement made pursuant to Section 9. 1), and the adjustments relating thereto.

          2.28.3 Loan Account is the subaccount maintained for the purpose of administering any loans made to the Participant under Section 7.6.

          2.28.4 Pre-Tax Account is the subaccount maintained to record the Pre-Tax Contributions made on behalf of the Participant and the adjustments relating thereto.

          2.28.5 Rollover Account is the subaccount maintained to record any transfers made to the Plan made by or on behalf of a Participant pursuant to
Section 12 and any adjustments relating thereto.

     2.29 Plan shall mean the Transamerica Corporation Employees Stock Savings Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

     2.30 Plan Year shall mean the calendar year.

     2.31 Pre-Tax Contributions shall mean the amounts credited to a Participant's Pre-Tax Contribution Account under the Plan pursuant to his or her deferral elections made in accordance with Section 3.2 and 4.1.A Participant's Pre-Tax Contributions shall include his or her Matched Pre-Tax Contributions (as described in Section 4.1.1) and/or Unmatched Pre-Tax Contributions (as described in Section 4.1.2).

     2.32 Rehired Employee shall mean a former Employee who again becomes an Employee.

     2.33 Salary shall mean, subject to the provisions of Section 2.33.1 through 2.33.4, the amount and types of an Employee's compensation (including Pre-Tax Contributions made in accordance with Sections 3.2 and 4.1) which are taken into account in determining benefits under his or her Employer's retirement program (or would be taken into account if the Employee were then participating in such program, including salary, wages, overtime, performance-related bonuses, production bonuses, shift differentials, commissions (except commissions paid to life insurance salespersons), vacation pay, sick pay and activated military leave pay (but not

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temporary military duty pay), before any payroll deductions for income tax,
Social Security tax, employee benefits, or reductions for any other purpose; provided, however, that all other items of extra pay, including but not limited to the following, shall not be included in Salary:

          (a) vacation pay for accrued but unused vacation days and personal holiday cash-outs,

          (b) severance pay and settlements in connection with termination of employment,

          (c) in lieu pay (i.e., pay in lieu of notice in connection with a termination of employment),

          (d) hiring and other bonuses not related to performance (including retention incentives),

          (e) education awards (other than bonuses for successfully completing actuarial certification, FLMI or CPCU examinations),

          (f) bonuses for referral of new employees,

          (g) cash and non-cash prizes,

          (h) cash awards and sales awards,

          (i) imputed income on group life insurance,

          (j) any settlements related to employment status,

          (k) the value of fringe benefits,

          (1) teaching fees,

          (m) dividends or other payments from the Plan,

          (n) payments from and amounts deferred under all nonqualified. deferred compensation plans, including the Transamerica Corporation Stock Savings Plan Plus, the Transamerica Corporation Supplemental Pension Plan, the Transamerica Corporation SSP+ Supplemental Pension Plan and the Transamerica Corporation Deferred Compensation Plan,

          (o) mortgage subsidy payments,

          (p) relocation allowances,

          (q) automobile allowances,

          (r) moving expense reimbursements,

          (s) state disability insurance refunds,

          (t) overpayments,

          (u) income resulting from the exercise of non-qualified stock options,

          (v) income resulting from elections under section 83(b) of the Code,

          (w) income resulting from property vesting pursuant to section 83 of the Code,

          (x) restricted stock dividends,

          (y) Benefit Dollars (as defined in the Transamerica Flexibility 125
     Plan), whether applied to purchase non-taxable benefits or received in cash,

          (z) education expenses and reimbursements, and

          (aa) disability pay and workers compensation payments.

          2.33.1 Elective Contributions. Notwithstanding the foregoing provisions of this Section 2.33, elective contributions made by an Employer under an employee benefit plan on behalf of an Employee that are not includable in income under section 125 or section 402(e)(3) of Code, and that reduce the amount of taxable compensation that the employee would have received but for such employee benefit plan, shall be included in Salary.

          2.33.2 Purchases and Sales of Vacation Days. Notwithstanding the foregoing provisions of this Section 2.33, any reduction or increase in compensation attributable to the purchase or sale of vacation days shall be disregarded in determining Salary.

          2.33.3 Administrative Provisions. The Committee may determine on a nondiscriminatory basis the specific manner in which a Participant's Salary shall be determined for purposes of applying Section 4.2.2.

          2.33.4 Dollar Limit. No portion of an Employee's Salary during a Plan Year which exceeds $150,000 (as adjusted in accordance with section 401(a)(17) of the Code) shall be taken into account under the Plan for any Plan Year. Notwithstanding the foregoing, the $150,000 dollar limit shall not be adjusted in accordance with section 401(a)(17) for the Plan Year ending December 31, 1997. In applying that dollar limit for a Plan Year, Section 2.18(c) shall apply except that the term "Family Member" shall only include a spouse or a lineal descendant who has not attained age 19 before the close of the Plan Year. If the dollar limitation would be exceeded as a result of the application of these family aggregation rules, the limitation will be prorated among the affected individuals in proportion to the annual compensation of each such individual (determined prior to the application of the dollar limitation).

          2.33.5 Failsafe. Notwithstanding the foregoing provisions of this
Section 2.33, in no event shall Salary for any Participant exceed in any given Plan Year the maximum amount considered to be nondiscriminatory under section 414(s) of the Code.

     2.34 Transamerica shall mean Transamerica Corporation, a Delaware corporation.

     2.35 Transamerica Common Stock shall mean the common stock of Transamerica or, if the common stock of Transamerica ceases to be readily tradeable on an established securities market, the common stock of Transamerica having a combination of voting power and dividend rights equal to or in excess of (a) that class of common stock of Transamerica having the greatest voting power, and (b) that class of common stock of Transamerica having the greatest dividend rights.

     2.36 Trust Agreement shall mean the trust agreement entered into by and between Transamerica and the Trustee, as amended from time to time, for the purpose of establishing and maintaining the Trust Fund.

     2.37 Trustee shall mean the Trustee under the Trust Agreement, and any successor, additional or substituted trustee or trustees from time to time acting as Trustee of the trust established by the Trust Agreement.

     2.38 Trust Fund shall mean all the assets, at any time and from time to time, of the trust established by the Trust Agreement to hold assets of the Plan.

     2.39 Unmatched Pre-Tax Contributions shall mean the amounts contributed under the Plan by the Employers on behalf of, and pursuant to deferral elections made by, an Active Participant in accordance with Section 4.1.2.

     2.40 Valuation Date shall mean:

          (a) For purposes of valuing Plan assets and Members' Accounts for periodic reports and statements, the date as of which such reports or statements are made; and

          (b) For purposes of determining the amount of assets actually distributed to the Participant, his or her beneficiary or an Alternate Payee (or available for loan or withdrawal), the date on which occur the relevant transactions required to liquidate to cash the assets allocated to the Participant's Account, proldded that when such transactions occur on more than one date, there shall be several Valuation Dates, as appropriate.

In any other case, the Valuation Date shall be the date designated by the Committee (in its discretion) or the date otherwise set out in this Plan. In all cases, the Committee (in its discretion) may change the Valuation Date, on a uniform and nondiscriminatory basis, as is necessary or appropriate. Notwithstanding the foregoing, the Valuation Date shall occur at least annually.

     2.41 Year of Vesting Service shall mean a Computation Period commencing after 1975 for which an Employee is credited with at least 1,000 Hours of Service. In the case of a Participant who has no vested interest in his or her Employer Account and who incurs a Break in Service on or after January 1, 1985, Years of Service accumulated prior to the Break in Service shall be disregarded if the number of his or her consecutive one-year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service accumulated prior to the first of such consecutive Breaks in Service, excluding Years of Service disregarded by reason of any prior Break(s) in Service. In the case of a Participant who has no vested interest in his or her Employer Account and who incurs a Break in Service prior to January 1, 1985, Years of Vesting Service shall be determined under the terms of the Plan as then in effect.

                                   SECTION 3
                         ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility. Each individual who is both a Participant in the Plan on August 31, 1996 and an Eligible Employee on September 1, 1996, shall automatically continue as a Participant on September 1, 1996. Each other Eligible Employee shall automatically become a Participant in the Plan on the later of (a) the Entry Date next following the first Computation Period for which he or she is credited with at least 1,000 Hours of Service, provided that he or she is employed as an Eligible Employee on such Entry Date; or (b) the date he or she becomes an Eligible Employee.

          3.1.1 Rehired Employees. A Rehired Employee who previously satisfied the 1,000 Hours of Service eligibility requirement shall become a Participant on the later of his or her Date of Rehire or the date he or she becomes an Eligible Employee. A Rehired Employee who previously did not satisfy the 1,000 Hours of Service eligibility requirement shall become a Participant on the later of (a) the Entry Date next following the first Computation Period for which he or she is credited with at least 1,000 Hours of Service, provided that he or she is employed as an Eligible Employee on such Entry Date; or (b) the date he or she becomes an Eligible Employee.

          3.1.2 Employer Aggregation. An Eligible Employee who is employed by more than one Employer shall nevertheless be considered an Eligible Employee for purposes of the Plan. The total Salary paid to the Eligible Employee by all Employers shall be deemed to have been paid by one Employer for purposes of the Plan.

     3.2 Participation. Each Participant's decision to become an Active Participant shall be entirely voluntary.

          3.2.1 Active Participation. An Eligible Employee who is a Participant under Section 3.1 may elect to become an Active Participant, effective as of any Entry Date, provided that he or she enrolls in the Plan and elects to make Pre-Tax Contributions, in such manner and within such advance notice period as the Committee (in its discretion) shall specify.

          3.2.2 Inactive Participation. A Participant who does not elect to become an Active Participant when eligible to do so may elect to become an Active Participant effective as of any Entry Date, provided that he or she enrolls in the Plan and elects to make Pre-Tax Contributions, in such manner and within such advance notice period as the Committee (in its discretion) shall specify.

     3.3 Voluntary Suspension. An Active Participant may voluntarily suspend his or her active participation in the Plan, thereby suspending his or her Pre-Tax Contributions for future payroll periods during the suspension period, by giving notice to such person, in such manner and within such advance notice period as the Committee (in its discretion) shall specify.

          3.3.1 Effect. For the period for which a Participant's active participation is suspended, he or she shall not make any Pre-Tax Contributions nor share in the allocation of Employer Contributions, and he or she may not later make the Pre-Tax Contributions that he or she might otherwise have made during the suspension period. No distribution shall be made to a Participant solely as the result of the suspension of his or her active participation.

          3.3.2 Resumption of Active Participation. A Participant whose active participation in the Plan has been suspended may voluntarily resume his or her Pre-Tax Contributions, effective with respect to Salary paid for the payroll period beginning on any Entry Date, by again electing to become an Active Participant in accordance with Section 3.2.

     3.4 Mandatory Suspension. If a Participant (a) ceases to be an Eligible Employee because he or she ceases to meet the requirements of Section 2.12, (b) is transferred to employment with an Affiliate which is not an Employer, (c) is granted a Leave of Absence without pay, or (d) is qualified for Disability or short-term disability benefits (after the Employer has made payments at the regular compensation rate for his or her accumulated sick leave days) under his or her Employer's disability income plan, then:

          (a) His or her status as an Active Participant shall be suspended (in accordance with Section 3.3.1) for each payroll period beginning during the continuation of such ineligible status, and

          (b) After he or she again becomes an Eligible Employee and the conditions described in clauses (a) through (d) above cease to apply, his or her status as an Active Participant may be resumed only in accordance with Section 3.3.2.

     3.5 Termination of Participation. An Eligible Employee who has become a Participant shall remain a Participant until his or her employment as an Eligible Employee with all Employers terminates or, if he or she had been an Active Participant and remains alive, until his or her entire vested Account balance is distributed (whichever is later).

                                   SECTION 4
                       PRE-TAX AND EMPLOYER CONTRIBUTIONS

     4.1 Pre-Tax Contributions. Each Active Participant may elect to defer portions or his or her Salary payments and to have the amounts of such deferrals contributed by the Employers as Pre-Tax Contributions to the Trust Fund.

          4.1.1 Matched Pre-Tax Contributions. An Active Participant may elect to defer as his or her Matched Pre-Tax Contributions a portion of each payment of Salary that would otherwise be made to him or her, after the election becomes and while it remains effective pursuant to Section 4.2, equal to any whole percentage that does not exceed 6%; provided, however, that the Committee may increase the maximum percentage from 6% to any whole percentage not exceeding 15% by action taken and communicated to Participants prior to the period with respect to which the Committee determines that such increased percentage may be elected.

          4.1.2 Unmatched Pre-Tax Contributions. An Active Participant may elect to defer as his or her Unmatched Pre-Tax Contributions a portion of each payment of Salary that would otherwise be made to him or her, after the election becomes and while it remains effective pursuant to Section 4.2, equal to any whole percentage that does not exceed 6%; provided, however, that this
Section 4.1.2 shall apply to a particular Active Participant only if (a) he or she has elected the maximum percentage permitted under Section 4.1.1, and (b) he or she is not an HCE Participant (as defined in Section 4.1.6). Notwithstanding the preceding sentence, an Active Participant (i) who is an HCE Participant, and (ii) whose Salary for the immediately preceding Plan Year was less than $150,000 (as adjusted for that year in accordance with section 401(a)(17) of the Code), may elect to defer as his or her Unmatched Pre-Tax Contributions a portion of each payment of Salary that would otherwise be made to him or her, after his or her election becomes and while it remains effective pursuant to Section 4.2, equal to 1% (or such higher percentage as may be designated by the Committee, up to a maximum of 6%) of his or her Salary, provided that he or she has elected the maximum percentage permitted under
Section 4.1.1.

          4.1.3 Limited Pre-Tax Contributions. An Active Participant whose Salary for the immediately preceding Plan Year was equal to or greater than $150,000 (as adjusted for that year in accordance with section 401(a)(17) of the Code), shall be limited to a total Pre-Tax Contribution equal to 1% (i.e., 1% Matched Pre-Tax Contribution and 0% Unmatched Pre-Tax Contribution). For purposes of the foregoing, "Salary" shall be determined by including amounts deferred under the Transamerica Corporation Stock Savings Plan Plus and the Transamerica Corporation Deferred Compensation Plan.

          4.1.4 Section 401(k) Ceiling. Notwithstanding any contrary Plan provision, the Committee (in its discretion):

          (a) May suspend or limit any Participant's salary deferral election at any time in order to prevent the cumulative amount of the Pre-Tax Contributions contributed on behalf of the Participant for any calendar year from exceeding the Section 401(k) Ceiling;

          (b) May cause any amount allocated to the Participant's Account and designated by the Participant as an excess deferral (calculated by taking into account only amounts deferred under this and any other cash or deferred arrangement maintained by any Employer or Affiliate and qualified under section 401(k) of the Code), together with any income allocable thereto for the calendar year to which the excess deferral rates, to be distributed to the Participant in accordance with section 402(g)(2)(A) of the Code; and

          (c) May (but shall have no obligation whatsoever to) cause any other amount allocated to the Participant's Account as an excess deferral, together with any income allocable thereto for the calendar year to which the excess deferral relates, to be distributed to the Participant in accordance with section 402(g)(2)(A) of the Code.

          (d) Any Employer Contributions allocated to the Participant's Employer Account by reason of any excess deferral distributed pursuant to paragraph (b) or (c), together with any income allocable thereto for the calendar year to which the excess deferral relates, shall be forfeited at the time such distribution is made and applied to reduce the next succeeding Employer Contribution to the Plan, without regard to the extent of the Participant's vested interest in his or her Employer Account.

          (d) The "Section 401(k) Ceiling" is a dollar amount equal to the dollar limit prescribed in section 402(g) of the Code (as adjusted pursuant to sections 402(g)(5) and 415(d) of the Code).

          4.1.5 Limitations on HCE Participants. For any Plan Year, the Committee (in its discretion) may limit the period for which, and/or specify a lesser maximum percentage or amount at which, Pre-Tax Contributions may be elected by any Participant in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 4.1.7 will be satisfied.

          4.1.6 HCE and Non-HCE Participants. All Participants who are Eligible Employees at any time during a Plan Year (whether or not they are Active Participants), and who are Highly Compensated Employees with respect to the Plan Year, shall be HCE Participants " for the Plan Year. All other Participants who are Eligible Employees at any time during the Plan Year shall be "Non-HCE Participants " for the Plan Year.

          4.1.7 Deferral Percentage Limitation. In no event shall the actual deferral percentage, determined in accordance with Section 4.1.8 (the "ADP'), for the HCE Participants for a Plan Year exceed the maximum ADP, as determined by reference to the ADP for the Non-HCE Participants, in accordance with the following table:

     If the ADP for the
     Non-HCE Participants               Then the Maximum ADP for
     ("NHCEs' ADP") is:                   the HCE Participants is:

         Less than 2%                        2. 0 x NHCEs' ADP
         2% to 8%                            NHCEs' ADP + 2 percentage points
         More than 8%                         1. 25 x NHCEs' ADP

          4.1.8 Actual Deferral Percentage. The actual deferral percentage for the HCE or Non-HCE Participants for a Plan Year shall be calculated by computing the average of the percentages (calculated separately for each HCE or Non-HCE Participant) (the "Deferral Rates") determined by dividing (1) the total of all Pre-Tax Contributions made by the Participant and credited to his or her Pre-Tax Account for the Plan Year, by (2) the Participant's Testing Compensation (as defined in Section 4.1.9) for the Plan Year. In computing a Participant's Deferral Rate, the following special rules shall apply:

          (a) If any Employer or Affiliate maintains any other cash or deferred arrangement which is aggregated by Transamerica with this Plan for purposes of applying section 401(a)(4) or 410(b) of the Code, all such cash or deferred arrangements shall be treated as one plan for purposes of applying Section 4.1.7.

          (b) If an HCE Participant is a participant in any other cash or deferred arrangement maintained by any Employer or Affiliate, then the separate Deferral Rates determined for the Participant under all such cash or deferred arrangements shall be aggregated with the separate Deferral Rate determined under this Section 4.1.8 for the Participant for purposes of applying Section 4.1.7.

          (c) If an HCE Participant is subject to the family aggregation rules of Section 2.18(c), the Deferral Rate of the family unit shall be the greater of (1) the combined Deferral Rate of all eligible Family Members (as defined in Section 2.18(c)) who are HCE Participants without regard to family aggregation, or (2) the combined Deferral Rate of all eligible Family Members.

          4.1.9 Testing Compensation. For purposes of applying Sections 4.1 and 4.6, "Testing Compensation" means with respect to any Participant shall mean:

          (a) The sum of (1) his or her Total Compensation (as defined in Section 4.7.2(c)), (2) Pre-Tax Contributions credited to his or her Account, and (3) other amounts that are contributed to an employee benefit plan by any Employer or Affiliate pursuant to a salary reduction agreement and not includable in gross income under section 125, 401(k), 402(e)(3), 402(h), 403(b) or 414(h)(2) of the Code; or

          (b) The amount of his or her compensation calculated by the Committee in a manner which satisfies applicable requirements of Treas. Reg. Section 1.401(k)-l(g)(2)(i).

Compensation for periods prior to the time that the individual becomes a Participant shall not be taken into account. No amount in excess of $150,000 (as adjusted in accordance with section 401(a)(17) of the Code) shall be taken into account for any Participant under this Section 4.1.6 for any Plan Year. In applying that dollar limit for a Plan Year, Section 2.18(c) shall apply except that the term "Family Member" shall include a spouse or lineal descendant who has not attained age 19 before the close of the Plan Year.

     4.2 Salary Deferral Elections.

          4.2.1 Pre-Tax Contributions. Each Active Participant shall determine the percentage of his or her Salary that shall be deferred and contributed to the Trust Fund as his or her Pre-Tax Contributions, subject to the limitations of Section 4. 1, at the time he or she becomes an Active Participant and thereafter may redetermine such percentage from time to time as of any Entry Date. In either event, (a) the Active Participant shall make a salary deferral election with respect to his or her Pre-Tax Contributions, in such manner and within such advance notice period as the Committee (in its discretion) shall specify, and (b) no Pre-Tax Contributions shall be made by any Active Participant except in accordance with his or her salary deferral election and the limitations of Section 4.1. The deferral election made by an Active Participant pursuant to this Section 4.2 shall remain in effect, notwithstanding any increase or decrease in the Participant's Salary, until his or her active participation in the Plan is terminated, except to the extent the election is suspended in accordance with Sections 3.3, 3.4 and 7.5.3, changed in accordance with this Section 4.2.1 or reduced by the Committee pursuant to
Section 4.1.4 or 4.1.5.

          4.2.2 Amount. The amount of Pre-Tax Contributions that may be made by each Active Participant for each payroll period shall be determined by each Employer consistently for its own Employees as the amount that is the next higher whole dollar amount, relative to the amount determined by multiplying the percentage elected by the Active Participant pursuant to Section 4.1 by the amount of his or her Salary for that payroll period.

          4.2.3 Potential Excess ADP. In the event that (but for the application of this Section 4.2.3) the Committee determines that the ADP for the HCE Participants would exceed the maximum permitted under Section 4.1.7 for a Plan Year (the "ADP Maximum"), then the Committee (in its discretion) may reduce, in accordance with Section 4.1.4, the amounts or percentages of Pre-Tax Contributions subsequently to be contributed on behalf of any Participant by such amounts or percentages as, and for as long as, the Committee in its discretion may determine is necessary or appropriate in the circumstances then prevailing.

          4.2.4 Actual Excess ADP. In the event that the Committee determines that the ADP for the HCE Participants exceeds the ADP Maximum for any Plan Year, the amount of any excess contributions (within the meaning of section 401(k)(8)(B) of the Code), contributed on behalf of any HCE Participant, together with any income allocable thereto for the Plan Year to which the excess amount relates, shall be distributed to the HCE Participant before the close of the next following Plan Year.

          (a) Determination of Excess Contributions. The amount of excess contributions for an HCE Participant shall be determined in the following manner:

               (1) Pre-Tax Contributions of the HCE Participant with the highest Deferral Rate shall be reduced to the extent necessary to satisfy the ADP test in Section 4.1.7 or to cause such Rate to equal the Deferral Rate of the HCE Participant with the next highest Deferral Rate. This process shall be repeated until the ADP test is satisfied.

               (2) The amount of excess contributions for an HCE Participant shall be equal to his or her Pre-Tax Contributions (calculated using the Participant's original Deferral Rate), minus his or her Pre-Tax Contributions calculated using the Participant's Deferral Rate as reduced under paragraph (1) above.

               (3) The amount of excess contributions, as determined according to the method described in this paragraph (a), shall be reduced by any excess deferrals previously distributed to a Participant for the Plan Year under Section 4.1.4.

          (b) Family Aggregation. In the case of an HCE Participant whose Deferral Rate is determined under the family aggregation rules of Section 4.1.8(c), the Deferral Rate shall be reduced in accordance with the "leveling" method described in Treas. Reg. Section 1.401(k)-l(f)(2). Excess contributions for the family unit shall be allocated among the Family Members in proportion to the Pre-Tax Contributions of each Family Member that have been combined.

          (c) Determination of Allocable Income. The income allocable to any excess contributions for a Plan Year, excluding income for the period between the end of the Plan Year and the date of distribution, shall be determined in accordance with section 401(k)(8)(A)(i) of the Code.

          (d) Forfeiture of Related Employer Contributions. Any Employer Contributions allocated to the Participant's Employer Account by reason of any excess contributions distributed pursuant to this Section 4.2.4, together with any income allocable thereto for the Plan Year to which the excess contributions relate, shall be forfeited and applied to reduce the next succeeding Employer Contribution to the Plan, without regard to the extent of the Participant's vested interest in his or her Employer Account.

          (e) Incorporation By Reference. The foregoing provisions of this
     Section 4 are intended to satisfy the requirements of section 401(k)(3) of the Code and, to the extent not otherwise stated above, the provisions of sections 401(k)(3) and 401(m)(9) of the Code and Treas. Reg. Sections 1.401(k)-l(b) and 1.401(m)-2 are incorporated herein by reference.

     4.3 Investment of Pre-Tax and After-Tax Contributions.

          4.3.1 Pre-Tax and After-Tax Contributions. Each Participant (or, if deceased, his or her beneficiary) shall elect, in such manner and at such times as the Committee (in its discretion) shall specify, the percentages of all amounts allocated to his or her Pre-Tax and After-Tax Accounts (and the percentages of all future amounts to be allocated to his or her Pre-Tax Account) that are to be invested in each of the Investment Funds. A Participant (or beneficiary) may specify as to any Investment Fund any percentage, provided that the total of the percentages specified shall not exceed 100%.

          4.3.2 Changes. The instructions of a Participant (or beneficiary), concerning the investment of the amounts allocated to his or her Pre-Tax and After-Tax Accounts (and the percentages of all future amounts to be allocated to his or her Pre-Tax Account) may be changed in accordance with such procedures as the Committee (in its discretion) shall designate from time to time. The changed election shall remain in effect until it is changed by the Participant in accordance with this Section 4.3.2. Changes in amounts credited to an Investment Fund invested in fixed income contracts shall be permitted only upon maturation of the particular fixed income contract to which such amounts are credited.

          4.3.3 Failure to Elect and Deleted Funds. If a Participant (or beneficiary) fails to direct the manner in which the amounts allocated (or to be allocated) to his or her Pre-Tax and After-Tax Accounts are to be invested, such amounts shall be invested in the Investment Fund specified by the Committee for that purpose. Whenever the Committee discontinues an Investment Fund and the Participant does not make a new election with respect to amounts allocated (or to be allocated) to the discontinued Investment Fund, such amounts shall be invested in the Investment Fund specified by the Committee for that purpose.

     4.4 Investment Funds.

          4.4.1 General. The Committee shall designate four or more Investment Funds which the Trustee shall establish and maintain for the investment of Pre-Tax Contributions, After-Tax Contributions and Employer Contributions. The Trustee shall establish and maintain the Investment Funds for the purpose of investing such portions of Participants' Accounts as are properly allocable to each such Fund pursuant to this Section 4. The Committee shall direct the Trustee to invest each Investment Fund (a) in units, shares or other interests in one or more common, pooled or other collective investment funds which funds are either (1) maintained by any person described in section 3(38)(B) of ERISA or an affiliate of such person, or (2) registered under the Investment Company Act of 1940, or (b) in such group pension contracts as may be designated by the Committee, or (c) in shares of Transamerica Common Stock and (for liquidity) short-term investments (as described in clause (a) above).

          4.4.2 Changes. The Committee may discontinue the availability of any of the Investment Funds and/or may designate one or more additional Investment Funds. The Committee also may redesignate the collective investment funds and/or group pension contracts in which any Investment Fund shall be invested.

     4.5 Payment to Trustee; Allocation. Amounts equal to all Pre-Tax Contributions to be made on behalf of Active Participants in accordance with Sections 4.1 and 4.2 for a payroll period, shall be paid by the Employers to the Trustee, within a reasonable period after the end of the payroll period (and in no event later than 15 days after the end of the calendar month in which the payroll period ends). To the extent that the Pre-Tax
Contributions to be made by Employers other than Transamerica are made in Transamerica Common Stock, such Employers shall transfer the amount of the Contributions to Transamerica in cash, and Transamerica shall transfer the appropriate amount of Transamerica Common Stock (as determined in accordance with Section 5.6) to the Trust Fund on their behalf. Upon receipt by the Trustee, the Pre-Tax Contributions paid on behalf of each Active Participant shall be credited to his or her Pre-Tax Account, subject to the provisions of
Section 4.7, and invested in accordance with Sections 4.3 and 4.4.

     4.6 Employer Contributions. Subject to the provisions of Sections 4.7 and 12, the Employers shall contribute amounts to the Trust Fund (the "Employer Contributions") equal to 75% of the Matched Pre-Tax Contributions paid on behalf of each Active Participant. Notwithstanding the foregoing, the Board of Directors (in its sole discretion) shall be authorized (without further amendment of the Plan) to decrease the rate of Employer Contributions under this Section 4.6 to any rate less than 1%, and to increase the rate of Employer Contributions under this Section 4.6 to any rate higher than 75%, provided that the aggregate Employer Contributions for each Plan Year shall in no event exceed 25% of the Total Compensation (as defined in Section 4.7.2(c)) of the Active Participants for that Plan Year.

          4.6.1 Limitations on HCE Participants. For any Plan Year, the Committee (in its discretion) may limit the Employer Contributions to be contributed for the benefit of HCE Participants (as defined in Section 4.1.6) in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 4.6.3 will be satisfied.

          4.6.2 Contribution Percentage Limitation. In no event shall the actual contribution percentage, determined in accordance with Section 5.1.3 (the "ACP'), for the HCE Participants for a Plan Year exceed the maximum ACP as determined by reference to the ACP for the Non-HCE Participants, in accordance with the following table:

    If the ACP for the
    Non-HCE Participants      Then the Maximum ACP for
    ("NHCEs' ACP") is:        the HCE Participants is:

     Less than 2% 2.0 x NHCEs' ACP 2% to 8% 1 NHCEs' ACP + 2 percentage points More than 8% 1.25 x NHCEs' ACP

          4.6.3 Actual Contribution Percentage. The actual contribution percentage for the HCE or Non-HCE Participants for a Plan Year shall be calculated by computing the average of the percentages (calculated separately for each HCE or Non-HCE Participant) (the "Contribution Rates") determined by dividing (a) the total of all Employer Contributions made on behalf of the Participant and credited to his or her Employer Account for the Plan Year, by

(b) the Participant's Testing Compensation (as defined in Section 4.1.9) for the Plan Year. The special aggregation rules set forth in Section 4.1.8 with respect to the calculation of the Participants' ADPs shall also apply to the calculation of their ACPs.

          4.6.4 Potential Excess ACP. In the event that (but for the application of this Section 4.6.4) the Committee determines that the ACP for the HCE Participants would exceed the maximum permitted under Section 4.6.2 for a Plan Year (the "ACP Maximum"), then, the Committee (in its discretion) may reduce, in accordance with Section 4.6.1, the percentage or amount of Employer Contributions subsequently to be contributed on behalf of the HCE Participants by such percentage or amount as, and for as long as, the Committee in its discretion may determine is necessary or appropriate in the circumstances then prevailing.

          4.6.5 Actual Excess ACP. In the event that the Committee determines that the ACP for the HCE Participants exceeds the ACP Maximum for a Plan Year, then the amount of any "excess aggregate contributions" (within the meaning of section 401(m)(6)(B) of the Code) contributed on behalf of any HCE Participant, together with any income allocable to that amount for the Plan Year to which the excess aggregate contributions relates, shall be (1) distributed to the HCE Participant before the close of the next following Plan Year, or (2) forfeited and applied to reduce the next succeeding Employer Contributions to the Plan.

          (a) Distribution or Forfeiture of Excess Amount. The percentage or amount of the excess amount to be distributed pursuant to clause (1) above shall be the same as the HCE Participant's vested percentage interest in his or her Employer Account, and the remainder of the excess amount shall be forfeited pursuant to clause (2) above.

          (b) Determination of Excess Aggregate Contributions. The amount of excess aggregate contributions for an HCE Participant, the income allocable thereto, and the application of the family aggregation rules shall be determined in the manner provided in Section 4.2.4 with respect to excess contributions.

          (c) Prohibition on Multiple Use. Notwithstanding any contrary Plan , provision, the multiple use of the alternative methods of compliance with sections 401(k) and (m) of the Code, as set forth in sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code, shall not be permitted. In the event that multiple use occurs, it shall be corrected by reducing the ADP and/or ACP for HCE Participants (in the discretion of the Committee) and treating such reduction as an excess contribution and/or excess aggregate contributions (as appropriate) under Sections 4.2.4 or this Section 4.6.5.

          (d) Incorporation By Reference. The foregoing provisions of this
     Section 4.6 are intended to satisfy the requirements of section 401(m) of the Code and, to the extent not otherwise stated above, the provisions of sections 401(m)(2) and (9) of the Code and Treas. Reg. Sections 1.401(m)-l(b) and 1.401(m)-2 are incorporated herein by reference.

          4.6.6 Reinstatements. The Employers shall also contribute to the Trust Fund the amount necessary to reinstate previously forfeited Employer Account balances in accordance with Section 9. 1, to the extent that funds from current forfeitures are insufficient to cover such reinstatements.

          4.6.7 Form of Contributions. Employer Contributions shall be paid in cash or in the form of Transamerica Common Stock. To the extent that Employer Contributions to be made by Employers other than Transamerica are made in the form of Transamerica Common Stock, such Employers shall transfer the amount of their Employer Contributions to Transamerica in cash, and Transamerica shall transfer the appropriate amount of Transamerica Common Stock to the Trust Fund on such Employers' behalf. When Employer Contributions are to be made in the form of Transamerica Common Stock, the amount to be contributed shall be determined pursuant to such method as shall be selected by the Committee and communicated to the Participants.

          4.6.8 Allocation and Investment. Subject to the limitations in
Section 4.6.1 and 4.7, the Employer Contributions made in respect of the Matched Pre-Tax Contributions credited to each Active Participant's Account upon receipt by the Trustee shall be credited to his or her Employer Account upon receipt by the Trustee. To the extent that the Employer Contributions are made in cash, they shall be invested in shares of Transamerica Common Stock.

          4.6.9 Forfeitures. Amounts forfeited by former Active Participants under Section 8.2 shall be determined monthly and applied to reduce the next succeeding Employer Contributions, except to the extent necessary to provide for the reinstatement of previously forfeited Employer Account balances in accordance with Section 9. 1.

          4.6.10 Participants Age 60 and Over. Effective as of February 1, 1993, each Participant who has attained at least age 60 may reallocate the investment of his or her Employer Account. Such reallocation elections shall be governed by Section 4.3.2.

          4.6.11 Errors. Pursuant to Section 5.7, each Participant will receive a quarterly statement of his or her Account transactions. Within 30 days of receipt of that statement, each Participant must notify the Committee of any error in the statement and provide any documents and/or information as the Committee may require.

     4.7 Limitations on Allocations.

          4.7.1 Annual Addition Limitation. Notwithstanding any contrary Plan provision, in no event shall the Annual Addition to any Participant's Account for any Plan Year exceed the lesser of (a) $30,000 (or (if greater) 25% of the dollar limitation in effect under section 415(b)(1)(A) of the Code), or (b) 25% of the Participant's Total Compensation for the Plan Year; provided, however, that clause (b) shall not apply to Annual Additions described in clauses (5) and (6) of Section 4.7.2(b).

          4.7.2 Definitions. For purposes of this Section 4.7, the following definitions shall apply:

          (a) "Affiliate" means a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c), (m) or (o) of the Code, as modified by section 415(h) of the Code), but (except for purposes of paragraph (d) below) only for the period during which such other entity is so affiliated with any Employer.

          (b) "Annual Addition" means with respect to each Participant the sum for a Plan Year of (1) the Participant's Pre-Tax Contributions to be credited to the Participant's Pre-Tax Contribution Account; (2) any Employer Contributions to be credited to the Participant's Employer Account; (3) the share of all contributions made by all Employers and Affiliates (including salary reduction contributions made pursuant to section 401(k) of the Code) and any forfeitures to be credited to the Participant's account under any Aggregated Plan; (4) any after-tax employee contributions made by the Participant for the Plan Year under any Aggregated Plan; (5) any amount allocated to the Participant's individual medical account (within the meaning of section 415(l) of the Code) under any defined benefit plan maintained by any Employer or Affiliate; and (6) any amount attributable to post-retirement medical benefits which is allocated pursuant to section 419A(d) of the Code to the Participant's separate account under a welfare benefits fund (within the meaning of section 419(e) of the Code) maintained by any Employer or Affiliate.

          (c) "Total Compensation" means:

               (1) The total of all wages, salaries, fees for professional services and other amounts paid to an Employee by any Employer or Affiliate for personal services actually rendered in the course of employment, including (but not limited to) bonuses, overtime, commissions and incentive compensation, but excluding (1) Pre-Tax and Employer Contributions made on his or her behalf in accordance with Sections 4 and 5, (2) any other salary reduction contributions made pursuant to sections 125, 401(k) and 402(e)(3) of the Code, (3) contributions made by an Employer or Affiliate to any other plan of deferred compensation, to the extent that the contributions are not includable in the gross income of the Participant for the taxable year in which contributed; (4) contributions made by an Employer or Affiliate on behalf of the Employee to a simplified employee pension (as described in section 408(k) of the Code), to the extent that such contributions are excluded from the Employee's gross income under section 402(h) of the Code; (5) any distribution to the Employee from a plan of deferred compensation, except any amount received from an unfunded plan of deferred compensation that is includable in the gross income of the Employee; (6) amounts realized from the exercise of a non-qualified stock option; (7) amounts realized when restricted stock or other property becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (8) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (9) other amounts that receive special tax benefits, such as premiums for group-term life insurance (to the extent that such amounts are not includable in the gross income of the Employee) or contributions made by an Employer or Affiliate toward the purchase of an annuity contract (described in section 403(b) of the Code). This definition is intended to satisfy the requirements of Treas. Reg. Section 1.415-2(d)(1) and (2); or

               (2) Compensation calculated by the Committee in any other manner which satisfies applicable requirements of Treas. Reg. Section 1.415-2(d).

          (d) "Total Service " means with respect to each Participant the total number of Plan Years in which he or she was an Employee of an Employer or employed by an Affiliate.

          4.7.3 Other Defined Contfibution Plans. All defined contribution plans (terminated or not) maintained by any Employer or Affiliate shall be considered as one plan in applying the limitations of this Section 4.7.

          4.7.4 Defined Benefit Plans. If any Participant participates in both this Plan and one or more defined benefit plans maintained by any Employer or Affiliate for the same Plan Year, then:

          (a) the ratio of (1) the sum of (A) the maximum amount that may be allocated as an annual addition to his or her account under this Plan and all other defined contribution plans under this Section 4.7 for the Plan Year and (B) the Annual Additions actually made to his or her account (subject to section 415(e)(4) of the Code) for all of his or her prior Total Service to (2) the sum of the lesser of the following amounts (determined for each Plan Year included in his or her Total Service):

               (i) an amount equal to 35% of the Participant's Total Compensation for the Plan Year, or

               (ii) the product of 1.25 multiplied by the dollar limitation in effect under section 415(c)(1)(A) and (d) of the Code for the Plan Year;

     when added to:

          (b) the ratio of (1) his or her aggregate projected annual retirement benefit under all such defined benefit plans (determined as of the end of the Plan Year) to (2) the lesser of (A) an amount equal to 140 % of the Participant's average Total Compensation for the three (3) consecutive years included in his or her Total Service in which he or she had the highest Total Compensation and was an active participant in any such defined benefit plan or (B) the product of 1.25 multiplied by $90,000 (as adjusted for cost of living increases in accordance with section 415(d) of the Code), shall not exceed 1.0; provided, however, that if Transamerica has made the election provided in section 415(e)(6) of the Code, the amount determined under section 415(e)(6) shall be substituted for the amount determined under clause (a)(2) above for Plan Years ended prior to 1983.

          4.7.5 Adjustments. If, as a result of (1) a reasonable error in estimating a Participant's Total Compensation, allocating forfeitures under any Aggregated Plan or other circumstances which permit the application of this
Section 4.7.5, or (2) a reasonable error in determining the amount Pre-Tax Contributions that may be made under the limits of this Section 4 .7, any of the limitations of this Section 4.7 otherwise would be exceeded with respect to any Participant for any Plan Year (after taking into account the transitional rules applicable to the 1982 amendments to section 415 of the Code), then the following actions, but only to the extent necessary to avoid exceeding such limitations, shall be taken in the following order:

          (a) Any after-tax employee contributions made by the Participant under any Aggregated Plan for the Plan Year shall be returned to him or her;

          (b) In the circumstances described in clause (2) above, Unmatched Pre-Tax Contributions shall be distributed to the Participant to the extent required to reduce the excess annual addition to the Participant's Account attributable to that circumstance;

          (c) In the circumstances described in clause (2) above, Matched Pre-Tax Contributions shall be distributed to the Participant to the extent required to reduce the excess annual addition to the Participant's Account attributable to that circumstance;

          (d) The Participant's accrued benefit under any defined benefit plan shall be frozen and/or the rate of its future accrual shall be reduced;

          (e) Any Employer Contributions allocated to the Participant's Employer Account under this Plan and/or any employer matching contributions allocated to his account under any Aggregated Plan shall be reallocated to a suspense account, and the balance credited to that account shall be applied to reduce Employer Contributions or other employer matching contributions (of the same class) otherwise to be made for and reallocated to all eligible Participants or participants in the Aggregated Plan for succeeding Plan Years in order of time; and

          (f) The Participant's Unmatched Pre-Tax Contributions, Matched Pre-Tax Contributions, or any salary reduction contributions made at the Participant's election pursuant to section 401(k) of the Code under any Aggregated Plan shall be reallocated to a suspense account and applied to reduce such Pre-Tax Contributions or other salary reduction contributions as otherwise are to be made thereafter at his or her election under this or any Aggregated Plan.

          4.7.6 Suspense Accounts. If a suspense account is created under
Section 4.7.5(e) and/or (f) and exists in a later Plan Year, the amount allocated to the suspense account shall be reallocated to the Participant's account before any amount may be contributed to this or any Aggregated Plan on behalf of the Participant for that Plan Year. If the Participant for whom a suspense account is maintained terminates employment with all Employers and Affiliates before the suspense account balance has been reallocated pursuant to
Section 4.7.5, that balance shall be reallocated among the accounts of all Participants who remain Employees on the first day of the next following Plan Year, in direct proportion to each such Participant's share of the aggregate

Total Compensation paid to all such Participants for the Plan Year of termination (subject to the limitations of this Section 4.7), before any amount may be contributed to this or any Aggregated Plan for the Plan Year of reallocation. Suspense accounts shall not share in allocations of earnings and gains (or-losses) of the Trust Fund. The balances credited to all suspense accounts shall be returned to the Employers upon termination of the Plan.

                                   SECTION 5
                                   ACCOUNTING

     5.1 Participants' Accounts. At the direction of the Committee, there shall be established and maintained for each Participant, as appropriate:

          (a) A Pre-Tax Account, to which shall be credited all Pre-Tax Contributions paid to the Trust Fund under Section 4.1;

          (b) An Employer Account, to which shall be credited all Employer Contributions paid to the Trust Fund under Section 4.6;

          (c) An After-Tax Account, to which shall be credited any After-Tax Contributions paid to the Trust Fund on his or her behalf prior to January 1, 1987 (if any); and

          (d) If the Participant has an outstanding loan in accordance with
     Section 7.6, a Loan Account to which shall be credited the amounts described in Section 5.4.

     5.2 Investment Eamings. Each Participant's Account shall initially reflect the value of the Participant's interests in each of the Investment Funds which interests were acquired with the amounts credited thereto. Each Participant's Account also shall be credited periodically with the net earnings and gains (or losses) with respect to the investments made by his or her Account. Any such net earnings or gains realized with respect to any investment of any Participant's Account shall be reinvested in additional amounts of the same investment and credited to the Participant's Account. Temporary cash balances arising from time to time in any Participant's Account, pending the investment, reinvestment or distribution of such Account, shall be held in cash or invested by the Trustee where feasible in units of the commingled short-term investment fund maintained by the Trustee.

     5.3 Accounting Methods. The accounting methods or formulae to be used under the Plan for the purpose of maintaining the Participants' Accounts shall be determined by the Committee.

          5.3.1 Accounting During Conversion Period. The Committee and Trustee may use any reasonable accounting methods in performing their respective duties during any period during which there is a change in accounting systems (the "Conversion Period"). This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

          5.3.2 Moratorium. Notwithstanding any contrary Plan provision, during any period in which Participant Account information and account balances are being reconciled and recordkeeping systems are being tested in connection with the transition to a daily valuation services, the Committee may impose a moratorium or other limitations on distributions, withdrawals, loans, investment allocations and reallocations and other Participant Account transactions.

     5.4 Participant Loans. In the event a loan is to be made to a Participant in accordance with Section 7.6, the Committee shall direct that an amount, in cash (or its equivalent), equal to the amount of the loan be reallocated within the Participant's Account from subaccounts other than the Loan Account to the Loan Account. Interest and principal payments on loans made to a Participant shall be allocated to the Participant's Loan Account as received by the Trustee and, after appropriate adjustments have been made to the Loan Account reflecting such payments, shall be reallocated among such other subaccounts in the Participant's Account. The order in which amounts are reallocated from the Loan Account to other subaccounts in the Participant's Account, or to the Loan Account from other subaccounts, shall be determined in accordance with uniform and nondiscriminatory procedures adopted by the Committee and modified by it from time to time. Amounts reallocated to the Participant's remaining subaccount from the Loan Account shall be invested according to the Participant's most recent investment directions for his or her Pre-Tax Contributions (if any) to the Plan.

     5.5 Valuations and Reports. The fair market value of each Participant's Account shall be determined as of each Valuation Date. In making such determinations and in crediting net earnings and gains (or losses) in the Investment Funds to the Participants' Accounts, the Committee (in its discretion) may employ, and may direct the Trustee to employ, such accounting methods as the Committee (in its discretion) may deem appropriate in order fairly to reflect the fair market values of the Investment Funds and each Participant's Account. For this purpose the Trustee and the Committee (as appropriate) may rely upon information provided by the Committee, the Trustee or other persons believed by the Trustee or the Committee to be competent. The value of the interest of any Participant's Account in the Transamerica Common Stock Fund shall be measured in units (rather than shares of Common Stock) in such manner as the Committee (in its discretion) shall specify.

     5.6 Valuation of Transamerica Common Stock. For all purposes of the Plan, the Trustee shall determine the fair market value of a share of Transamerica Common Stock, which, as of any date, shall be determined (a) by the closing price of Transamerica Common Stock as reported on the New York Stock Exchange Composite Index for the day or days preceding the date of the transfer as may be designated by the Committee in a uniform or nondiscriminatory manner, or (b) pursuant to such other method as shall be selected by the Committee and communicated to the Participants.

     5.7 Statements of Participant's Accounts. Each Member shall be furnished with periodic statements of his or her interest in the Plan, at least quarterly.

                                   SECTION 6
                                 DISTRIBUTIONS

     6.1 Events Permitting Distribution. Distribution of the balance credited to a Participant's Account shall be made only in the following circumstances:

          6.1.1 Upon the Participant's retirement in accordance with the provisions of his or her Employer's retirement program, but only if such retirement constitutes a "separation from service" within the meaning of section 401(k)(2)(B)(i)(I) of the Code;

          6.1.2 Upon termination of the Participant's employment from all Employers and Affiliates by reason of death or upon the cessation of his or her active employment from all Employers and Affiliates by reason of Disability;

          6.1.3 Upon termination of the Participant's employment with all Employers and Affiliates (whether by reason of resignation, dismissal or otherwise) for any reason other than those specified in Sections 6.1.1 and 6.1.2, but only to the extent provided in Section 6.2, and only if such termination constitutes a "separation from service" within the meaning of section 401(k)(2)(B)(i)(I) of the Code;

          6.1.4 Upon the Committee's approval of the Participant's application for a withdrawal from his or her Account, to the limited extent provided in Sections 7.1 through 7.5, or in accordance with Section 7.6;

          6.1.5 In the case of an Alternate Payee (as defined in Section 7.7.1), as directed in a domestic relations order which the Committee determines is a QDRO (as defined in Section 7.7), but only as to the portion of the Participant's Account which the QDRO states is payable to the Alternate Payee; or

          6.1.6 In the case of a Participant who attains age 70 1/2 during or after 1988, by December 31 of the calendar year in which he or she attains age 70 1/2.

     6.2 Times for Distribution. Subject to the consent provisions. of Section
6.3 and except as provided in Section 7.7 (relating to QDROs), distributions from a Participant's Account shall occur at the following times:

          6.2.1 Retirement or Disability. Distributions arising from a Participant's retirement or Disability shall be made as soon as practicable after the distribution event occurs.

          6.2.2 Death. Distributions arising from a Participant's death shall be made at the time specified in Section 6.8.

          6.2.3 Employment Termination. Distributions arising from the termination of a Participant's employment as described in Section 6.1.3 shall be made as soon as practicable after the termination.

          6.2.4 Withdrawals. Distributions arising from a Participant's exercise of her withdrawal rights shall occur at the times set forth in Section 7.2, 7.3 or 7.4 (whichever applies).

          6.2.5 Deadline. All distributions shall be made no later than the date specified in Section 6.6.2, and any subsequent allocations to the Account shall be distributed by the end of the calendar year in which such allocations are credited. In the case of a Participant who attains age 70 1/2 in 1996 or a later Plan Year, and remains an Employee, such Participant may elect to receive a distribution by December 31 of the year in which he or she reaches age 70 1/2, or may defer the distribution until the end of the calendar year in which he or she terminates employment with all Employers and Affiliates.

     6.3 Consent Requirements. Notwithstanding the provisions of Section 6.2, no portion of a Participant's Account shall be distributed to the Participant, unless the consent provisions of this Section 6.3 are satisfied. If the vested balance credited to a Participant's Account is distributed to him or her on account of his or her retirement, Disability, or other termination of employment (as described in Sections 6.1.1, 6.1.2 and 6.1.3), and such vested balance exceeded $3,500 as of the next preceding Valuation Date (or the date of any prior withdrawal or distribution to the Participant), no portion of the Participant's Account shall be distributed to the Participant, until the date specified in Section 6.6.2, unless the Participant consents to an earlier distribution.

     6.4 Form of Distribution.

          6.4.1 Cash. With respect to any portion of a Participant's Account as is not invested in Transamerica Common Stock, any distribution from such portion of the Account shall be made in the form of a single lump sum payment of cash (or its equivalent) equal to the vested balance credited to such portion of the Account as of the relevant Valuation Date; provided, however, that the Participant or beneficiary may elect to receive the distribution entirely in the form of Transamerica Common Stock.

          6.4.2 Transamerica Common Stock. Any distribution from such portion of a Participant's Account as is invested in the Transamerica Common Stock Fund as of the Valuation Date shall be made in the form of a single lump sum payment, as elected by the distributee, in-

          (a) Such whole number of shares of Transamerica Common Stock as is equivalent to the full value of the units of the Transamerica Common Stock Fund then credited to such portion of the Account; or

          (b) Cash (or its equivalent) equal to the full value of the units of the Transamerica Common Stock then credited to such portion of the Account.

          6.4.3 Fractional Shares. If shares of Transamerica Common Stock are to be distributed, only full shares shall be distributed and cash (or its equivalent) shall be distributed in lieu of any fractional share.

          6.4.4 Uninvested Amounts. Whenever a distribution is made, subject to the right of the Participant (or beneficiary) to elect to have the entire distribution made in the form of Transamerica Common Stock, the Participant's Pre-Tax and/or After-Tax Contributions, to the extent not theretofore invested pursuant to Section 4.3, shall be returned to the Participant or, in the event of death, paid to his or her beneficiary in accordance with Section 6.8, in cash.

     6.5 Direct Rollovers. Subject to the provisions of this Section 6.5 and such procedures as the Committee may designate (and modify from time to time), a Participant (or beneficiary) may elect to have all or part of his or her distribution paid directly to the trustee or custodian of another qualified retirement plan or individual retirement account ("IRA"), as a direct rollover of the distribution in accordance with section 401(a)(31) of the Code.

          6.5.1 Ineligible Distributions. Notwithstanding the foregoing, the following portions (if any) of a distribution shall not be eligible to be directly rolled over: (a) the portion of any distribution that is required to be made under section 401(a)(9) of the Code (relating to certain distributions to Participants after age 70 1/2 and certain death distributions to beneficiaries); and (b) the portion that represents the return of a Participant's After-Tax Contributions.

          6.5.2 Partial Rollovers. If a Participant or beneficiary (a) elects to have less than 100% of the distribution directly rolled over, or (b) elects a rollover to more than one qualified retirement plan or IRA, the minimum amount that may be directly rolled over to a single plan or IRA shall be $500.

          6.5.3 Form of Rollovers. All rollovers under this Section 6.5 shall be subject to the provisions of Section 6.4 (regarding the permissible forms of distribution from the Plan).

          6.5.4 Waiver of 30-day Notice Requirement. A distribution may commence less than 30 days after the notice required under Treas. Reg. 1.411(a)-11(c) is given to the Participant (or beneficiary), provided that (a) the Participant (or beneficiary) is clearly informed that he or she has a right to consider, for a period of at least 30 days after receiving the notice, a decision on whether to elect a distribution (and, if applicable, a particular distribution option), and (b) the Participant (or beneficiary), after receiving the notice, affirmatively elects a distribution.

     6.6 Special Distribution Rules. The following special rules shall apply to all distributions under the Plan.

          6.6.1 No Life Annuities. In no event shall any distribution under this Plan be made in the form of a life annuity.

          6.6.2 Deferral Limitation. In no event shall any distribution under this Plan be deferred beyond the end of the calendar year in which the Participant attains age 70 1/2 or terminates his or her employment with all Employers and Affiliates (whichever is later).

          6.6.3 Premature Distributions. Despite the fact that a penalty tax may be imposed under section 72(t) of the Code on certain distributions (including withdrawals) paid from any Participant's Account before the date the Participant dies, becomes disabled (within the meaning of section 72(m)(7) of the Code), attains age 59 1/2, or separates from service during or after the calendar year in which he or she attains age 55, such premature distributions may be made if (but only to the extent) permitted under applicable Plan provisions and such distribution policies or practices as may be established by the Committee.

     6.7 Beneficiary Designations. Each Participant may designate, in a signed writing delivered to the Committee on such form as it may prescribe, one or more beneficiaries to receive any distribution which may become payable as the result of the Participant's death.

          6.7.1 Spousal Consent. If a Participant designates a person other than his or her spouse as a primary beneficiary, the designation shall be ineffective unless the Participant's spouse consents to the designation. Any spousal consent required under this Section 6.7 shall be ineffective unless it
(a) is set forth in writing, (b) acknowledges the effect of the Participant's designation of the other person as a primary beneficiary of the Participant under the Plan, and (c) is signed by the spouse and witnessed by an authorized agent of the Committee or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse cannot be located, his or her designation shall be effective without spousal consent. Any spousal consent required under this
Section 6.7 shall be valid only with respect to the spouse who signs the consent.

          6.7.2 Changes, Failed Designations and Payment to Successive Beneficiaries. A Participant may designate different beneficiaries at any time by delivering a new designation in like manner. Any designation shall become effective only upon its receipt by the Committee. If a Participant dies without having designated a beneficiary, the Participant's beneficiary designation does not satisfy the requirements of the Plan, or if the Designated Beneficiary does not survive the Participant, the Participant's Account shall be payable to the surviving person or persons in the first of the following classes of successive preference beneficiaries of which a member survives the Participant: The Participant's (a) spouse, (b) children, including legally adopted children, (c) parents, (d) brothers and sisters, (e) estate. In determining such person or persons, reliance may be made upon an affidavit by a member of any of any of the classes of preference beneficiaries. Payment based upon such affidavit shall be full acquittance of any benefit payable under the Plan unless, before such payment is made, the Plan has received written notice of a valid claim by some other person. If two or more persons become entitled to benefits as preference beneficiaries, they shall share equally.

          6.7.3 Alternate Payees. Each Alternate Payee (as defined in Section 7.7.1) under a domestic relations order which the Committee has determined to be a QDRO (as defined in Section 7.7) may designate, on such form and in such manner as the Committee may prescribe, one or more beneficiaries to receive any distribution which may become payable as the result of the Alternate Payee's death. An Alternate Payee may designate different beneficiaries at any time by delivering a new designation in like manner. Any designation shall become effective only upon its receipt by the Committee and the last effective designation received by the

Committee shall supersede all prior designations. Any designation must be consistent with the terms of the QDRO. If an Alternate Payee dies without having designated a beneficiary, the Alternate Payee's beneficiary designation does not satisfy the requirements of the Plan, or if the Designated Beneficiary does not survive the Alternate Payee, the Alternate Payee's remaining interest in the Plan shall be payable to his or her estate.

     6.8 Death Distributions. Upon the death of a Paiticipant, distribution of the balance credited to his or her Account shall be made in accordance with this Section 6.8.

          6.8.1 Post-Commencement Death. If a Participant dies after distribution of his or her Account has commenced but before the entire balance of the Account has been distributed, then the remainder shall be distributed to his or her beneficiary in a lump sum payment as soon as practicable after the date of death.

          6.8.2 Pre-Commencement Death. If the Participant dies before distribution from his or her Account has commenced (whether or not the Participant had previously terminated employment), the entire balance of the Participant's Account shall be distributed to the Participant's beneficiary, at such time as the beneficiary shall elect, (a) within five (5) years after the Participant's death or, (b) if the Participant's surviving spouse is his or her Designated Beneficiary, by the end of the calendar year in which the Participant would have attained age 70 1/2 (or, if later, by the end of the calendar year in which the Participant terminated employment with all Employers and Affiliates by reason of death).

          6.8.3 Child Beneficiaries. To the extent that the timing of a payment would be permissible under clause (b) of Section 6.8.2 if such payment were to be made to the Participant's surviving spouse, such timing shall also be permissible for a payment which is to be made to any minor child who is the Designated Beneficiary of the Participant, if such payment is made prior to the time the child attains age 19 or is no longer a student and a dependent (determined in accordance with sections 151(e) and 152 of the Code).

          6.8.4 Surviving Spouse Beneficiaries. If any portion of the Participant's Account is payable to the Participant's surviving spouse as a Designated Beneficiary, and such spouse dies before distributions have commenced to him or her, then the distribution of such portion of the Participant's Account shall be completed within five (5) years after the spouse's death.

          6.8.5 Trust Beneficiaries. To the extent permitted by section 401(a)(9) of the Code, if any portion of a Participant's Account is payable to a trust, and the beneficiaries of the trust include the Participant's surviving spouse and/or children, the timing rules in this Section 6.8 shall apply as if such payment were to be made directly to such surviving spouse and/or children.

          6.8.6 For purposes of this Section 6.8, a "Designated Beneficiary" means an individual who is designated by the Participant as his or her beneficiary in accordance with Section 6.7.

          6.9 Payments to Incompetents. If any individual to whom a benefit is payable under the Plan is a minor, or if the Committee determines that any individual to whom a benefit is payable under the Plan is incompetent to receive such payment or to give a valid release therefor, payment shall be made to the guardian, committee or other representative of the estate of such individual which has been duly appointed by a court of competent jurisdiction. If no guardian, committee or other representative has been appointed, payment may be made to any person as custodian for such individual under the California Uniform Transfers to Minors Act (or similar law of another state) or may be made to or applied to or for the benefit of the minor or incompetent, the incompetent's spouse, children or other dependents, the institution or persons maintaining the minor or incompetent, or any of them, in such proportions as the Committee from time to time shall determine; and the release of the person or institution receiving the payment shall be a valid and complete discharge of any liability of the Plan with respect to any benefit so paid.

          6.10 Effect of Disability. If the active employment of a Participant ceases at any time on account of his or her Disability, the Participant shall be deemed for all purposes of this Plan to have retired under his or her Employer's retirement program on the date his or her active employment ceases by reason of Disability. In such event the former Participant's Employer Account shall be 100% vested and the entire balance credited to his or her Account shall be distributable to him or her in the manner and at the times set forth in this Section 6.

          6.11 Undistributable Accounts. Each Participant and (in the event of death) his or her beneficiary shall keep the Committee advised of his or her current address. If the Committee is unable to locate the Participant or beneficiary to whom a Participant's Account is payable under this Section 6,
(a) the Participant's Account shall be closed 35 months after the date the Account first became distributable to such Participant or beneficiary and (b) the balance credited to the Account shall be applied in the same manner as forfeitures under Section 4.6.9. If the Participant or beneficiary whose Account was closed under the preceding sentence subsequently files a claim for distribution of his or her Account, and if the Committee determines that such claim is valid, then the balance previously removed upon closure of the Account shall be restored to the Account by means of a special contribution which shall be made to the Trust Fund by the last Employer of the Participant.

          6.12 Right of First Refusal. In the event that shares of Transamerica Common Stock are distributed that are not publicly traded, such shares may, as determined by the Committee, be subject to a "right of first refusal". Such a right shall provide that, prior to any subsequent transfer, the shares must first be offered by written offer to Transamerica, and then, if refused by Transamerica, to the Trust Fund. The purchase price and other terms must not be less favorable to the seller than the greater of (a) the fair market value of the shares, as determined by an independent appraiser (appointed by the Board of Directors), or (b) the price and other terms offered by a buyer, other than an Employer or the Trust Fund, making a good faith offer to purchase the shares. The right of first refusal must lapse no later than 14 days after the seller gives written notice to Transamerica that an offer by a third party to purchase the shares has been received.

                                   SECTION 7
          WITHDRAWALS, PARTICIPANT LOANS AND DOMESTIC RELATIONS ORDERS

     7.1 General Withdrawal Rules. Subject to the provisions of this Section 7, a Participant may make withdrawals from his or her Accounts (other than his or her Employer Account) in accordance with Sections 7.2 through 7.4. In no event may a Participant, prior to termination of his or her employment with all Employers and Affiliates, make any withdrawal or receive a distribution from his or her Employer Account.

     7.2 Hardship Withdrawals. A Participant who is either an Employee or a Divested Participant may make a request for a financial hardship withdrawal from his or her Pre-Tax Account, subject to the provisions of Section 7.5.

          7.2.1 Applications. Each application by a Participant for a financial hardship withdrawal from his or her Pre-Tax Account shall be submitted to the Committee in writing and on such forms as the Committee may designate. Action upon any such application shall be taken by the Committee in accordance with the rules set forth in this Section 7.2. A hardship withdrawal will be granted only if the Committee, after considering all relevant facts and circumstances and applying the objective standards of this Section 7 in a nondiscriminatory manner, determines an immediate and heavy financial need exists and that the amount to be withdrawn is not in excess of the amount necessary to meet the need.

          7.2.2 Immediate and Heavy Financial Need. A withdrawal under this
Section 7.2 shall be permitted only for an immediate and heavy financial need. For purposes of this Section 7.2, only the following shall be deemed to constitute immediate and heavy financial needs:

          (a) Unreimbursed medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or the Participant's dependents (as defined in section 152 of the Code);

          (b) Purchase (excluding any mortgage payments) of a principal residence of the Participant;

          (c) Payment of tuition for the next semester, quarter or other segment of post-secondary education for the Participant, the Participant's spouse, children, or dependents;

          (d) A payment to prevent the eviction of the Participant from his or her principal residence or to prevent the foreclosure on the mortgage on the Participant's principal residence;

          (e) Funeral expenses of a family member;

          (f) Loss of income due to disability of the Participant or the Participant's spouse;

          (g) Excessive debt, such that basic living expenses of the Participant cannot be met unless the debt is immediately reduced;

          (h) Back taxes (including penalties and interest) that are immediately due and payable;

          (i) Motor vehicle repairs or purchase of a motor vehicle required for transportation to work;

          (j) Expenses to repair damage from natural causes (storm, earthquake, etc.) to the Participant's principal residence, to the extent not covered by insurance;

          (k) Expenses to repair and/or maintain habitability and prevent serious deterioration (serious roof leaks, dry rot, etc.) to the Participant's principal residence;

          (1) Expenses for remodeling to expand the size of the Participant's principal residence to meet the needs of his or her growing family; and

          (m) Such other events or circumstances as are designated by the Commissioner of Internal Revenue as immediate and heavy financial needs for purposes of section 401(k) (2) (B) of the Code, through the publication of revenue rulings, notices, and other documents of general applicability.

          7.2.3 Payment Amount. The amount that may be withdrawn at any one time shall not exceed the lesser of (a) 100% of the balance credited to the Participant's Pre-Tax Account (valued at the date the approved financial hardship withdrawal is processed by the Trustee), or (b) the amount required to meet the financial obligations created by the immediate and heavy financial need forming the basis for the withdrawal. Notwithstanding the foregoing, (a) for withdrawals made during and after the 1989 Plan Year, no amounts attributable to earnings credited to the Participant's Pre-Tax Account for periods after December 31, 1988 may be withdrawn, and (b) the amount of a withdrawal may be increased by the amount of income taxes and/or penalty taxes reasonably expected to result from the withdrawal.

          7.2.4 Other Distributions. In addition to the requirements of Section
7.5.2 (requiring the distribution of all other distributions available to the Participant under this Plan prior to a hardship withdrawal under this Section 7.2), a hardship withdrawal shall not be available to a Participant under this
Section 7.2 unless he or she has obtained all distributions, other than hardship distributions, Currently available to the Participant underthis Plan and all other tax-qualified plans maintained by any Employer or Affiliate.

          7.2.5 Loans and Certifications. In addition to the requirements of
Section 7.5.2 (requiring the distribution of all other distributions available to the Participant under this Plan prior to a hardship withdrawal under this
Section 7.2), a hardship withdrawal shall not be available to a Participant under this Section 7.2 unless the Participant:

          (a) Has obtained (without incurring further hardship) all nontaxable loans currently available to the Participant under the Plan and all other tax-qualified plans maintained by any Employer or Affiliate; and

          (b) Certifies in writing in such form as the Committee may designate that the Participant's need cannot reasonably be relieved: (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of the Participant's assets, (3) by cessation of the Participant's Pre-Tax Contributions to the Plan, or (4) by other distributions or nontaxable (at the time of the loan) loans from the Plan and all other tax-qualified plans maintained by any Employer or Affiliate, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need. For purposes of this Section 7.2.5(b), the Participant's assets shall be deemed to include the assets of his or her spouse and children that are reasonably available to the Participant. In addition, a need cannot reasonably be relieved by one of the actions specified in this Section 7.2.5(b) if the effect would be to increase the amount of the need . For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a Plan loan if the loan would disqualify the employee from obtaining other necessary financing.

          7.2.6 Withdrawals Limited to Once in 12 Months. Except for withdrawals described in Section 7.2.2(c), (relating to tuition payments), no more than one financial hardship withdrawal under this Section 7.2 shall be permitted during any 12 calendar months.

          7.2.7 Effect of Withdrawal on Stock Options. Notwithstanding any contrary Plan provision, a Participant shall not receive a financial hardship withdrawal under this Section 7.2 unless, for each period during which his or her active participation is suspended pursuant to Section 7.5.3(a), the Participant agrees not to exercise any option for Transamerica Common Stock issued to him or her under a plan maintained by Transamerica or any Affiliate; provided, however, that the Participant shall be permitted to exercise any such option if the Committee determines that (a) such exercise (including a particular manner of exercise) would be consistent with the requirements of Treasury Regulation section 1.401(k)-l(d)(2)(iii)(B), as amended from time to time (the "Safe Harbor"), or (b) under the circumstances then prevailing, satisfaction of the requirements of the Safe-Harbor is not necessary to ensure the continued tax qualification of the Plan.

     7.3 After-Tax and Rollover Accounts. A Participant who has an After-Tax Account and/or Rollover Account may make withdrawals from his or her After-Tax Account and/or Rollover Account by making a withdrawal request on such form and in such manner as the Committee may designate. A Participant may make a withdrawal under this Section 7.3 no more than once each calendar month; provided, however, that withdrawals made at the same time shall be considered a single withdrawal.

          7.3.1 Payment Amount. The amount of any withdrawal under this Section
7.3. shall not exceed 100% of the balance credited to the Participant's After-Tax and/or Rollover Accounts. For purposes of this Section 7.3.1, the After-Tax and/or Rollover Account balance shall be determined as of the date the withdrawal is processed by the Trustee.

     7.4 [Reserved]

     7.5 Terms and Conditions Governing Withdrawals. Any withdrawal made under Sections 7.2 through 7.4 shall be subject to the following conditions:

          7.5.1 Form of Payment. The amount of any withdrawal under Sections
7.2 through 7.4 shall be distributed in a lump sum cash payment.

          7.5.2 Priorities. A Participant may not make a financial hardship withdrawal under Section 7.2 from his or her Pre-Tax Account unless he or she has withdrawn or at the same time withdraws the entire balances credited to his or her After-Tax and Rollover Accounts pursuant to Sections 7.3 and 7.4.

          7.5.3 Suspension. Notwithstanding any contrary Plan provision, the active participation of a Participant who makes a withdrawal under Section 7.2 and/or a financial hardship withdrawal from his or her pre-tax accounts (if any) under any other plan maintained by Transamerica or any Affiliate which includes a "cash or deferred arrangement" under section 401(k) of the Code shall be suspended (or further suspended if the withdrawal is made during another mandatory suspension period) as to Pre-Tax Contributions for a period of 12 months. No such suspension shall apply to any Participant whose application for a withdrawal under Section 7.2 is granted by the Committee on or after July 1, 1996.

     7.6 Participant Loans. The Committee shall direct the Trustee to make loans to Participants who are (a) Employees (other than Inactive Employees) and/or (b) "parties in interest" under section 3(14) of ERISA with respect to the Plan. Such loans shall be made only in accordance with uniform and nondiscriminatory procedures adopted by the Committee (and modified by it from time to time), which procedures shall (a) be in writing, (b) form a part of the Plan, and (c) comply with 29 C.F.R. Section 2550.408b-1.

     7.7 Qualified Domestic Relations Orders. The Committee shall establish written procedures for determining whether a domestic relations order purporting to dispose of any portion of a Participant's Account is a qualified domestic relations order (within the meaning of section 414(p) of the Code) (a "QDRO").

          7.7.1 No Payment Unless a QDRO. No payment shall be made to any person designated in a domestic relations order (an "Alternate Payee") until the Committee (or a court of competent jurisdiction reversing an initial adverse determination by the Committee) determines that the order is a QDRO. Payment shall be made to each Alternate Payee as specified in the QDRO.

          7.7.2 Immediate Payment Permitted. Payment may be made to an Alternate Payee, in accordance with the QDRO, at any time beginning as soon as practicable after the QDRO determination is made, without regard to whether the distribution, if made to a Participant at the time specified in the QDRO, would be permitted under the terms of the Plan.

          7.7.3 Delayed Payment. If the QDRO does not provide for immediate payment to an Alternate Payee, the Committee shall maintain a separate subaccount to record the Alternate Payee's interest in the Participant's Account. All investment decisions with respect to amounts credited to the subaccount shall be made by the Alternate Payee in the manner provided in
Section 4.3. Distributions to Alternate Payees shall be made as soon as reasonably practicable after the earliest of:

          (a) The date when the Alternate Payee consents in writing to the distribution;

          (b) The date specified in the QDRO; or

          (c) The Alternate Payee's 65th birthday.

          7.7.4 Hold Procedures. Notwithstanding any contrary Plan provision, prior to the receipt of a domestic relations order, the Committee may, in its sole discretion, place a hold upon all or a portion of a Participant's Account for a reasonable period of time (as determined by the Committee) if the Committee receives notice that (a) a domestic relations order is being sought by the Participant, his or her spouse, former spouse, child or other dependent and (b) the Participant's Account is a source of the payment under such domestic relations order. For purposes of this Section 7.7.4, a "hold" means that no withdrawals, loans, distributions, or investment transfers may be made with respect to a Participant's Account. If the Committee places a hold upon a Participant's Account pursuant to this Section 7.7.4, it shall inform the Participant of such fact.

                                   SECTION 8
                     VESTING AND TERMINATION OF EMPLOYMENT

     8.1 Vesting in Participant Contributions. A Participant's interest(s) in his or her Pre-Tax, After-Tax and Rollover Accounts at all times shall be 100% vested and nonforfeitable. Upon termination of the Participant's employment with all Employers and Affiliates for any reason at any time, the balance(s) credited to his or her Pre-Tax, After-Tax and Rollover Accounts shall be distributable to the Participant in the manner and at the times set forth in
Section 6.

     8.2 Vesting in Employer Contributions. A Participant's interest in his or her Employer Account shall be vested in accordance with the following schedule:

           Number of Years            Vested Percentage
           of Vesting Service         of Employer Account

           1 but less than 2                25%
           2 but less than 3                50%
           3 but less than 4                75%
           4 or more                       100%

          8.2.1 Termination and Forfeiture. Upon termination of the Participant's employment with all Employers and Affiliates for any reason at any time, the vested portion of his or her Employer Account shall be distributable to him or her in the manner and at the times set forth in Section
6. The nonvested portion (if any) of his or her Employer Account shall be forfeited as of the earliest of the following dates:

          (a) The date on which the vested portion of the Participant's Account is distributed;

          (b) The date on which the Participant separates from service with all Employers and Affiliates when he or she has no vested interest in his or Employer Account, at which point the Participant shall be deemed to have received a distribution of zero dollars ($0.00); or

          (c) The date on which the Participant incurs five (5) consecutive one-year Breaks in Service following his or her separation from service with all Employers and Affiliates.

Any such forfeiture shall be subject to the reinstatement provisions of Section
9. All forfeitures shall be credited against subsequent Employer Contributions as provided in Section 4.6.9.

          8.2.2 Normal Retirement Age. Notwithstanding the foregoing, each Participant who reaches Normal Retirement Age (or older) while he or she is an Employee shall have a 100% vested and nonforfeitable interest in his or her Employer Account.

          8.2.3 Death. Notwithstanding the foregoing, each Participant who dies while he or she is an Employee shall have a 100% vested and nonforfeitable interest in his or her Employer Account.

          8.2.4 Effective Date. The provisions of this Section 8.2 shall apply to any Participant who has at least one Hour of Service on or after April 1, 1996 (the "Effective Date"). The vested interest of any Participant who terminated service with all Employers and Affiliates prior to the Effective Date shall be determined under the terms of the Plan as in effect on the date of his or her termination. If a Participant who terminated service prior to the Effective Date is reemployed by an Employer or Affiliate after the Effective Date, the provisions of this Section 8.2 shall apply only with respect to (a) amounts not previously forfeited as of the date of reemployment, (b) amounts reinstated to his or her Employer Account after the date of reemployment in accordance with Section 9, and (c) amounts allocated to his or her Employer Account after the date of reemployment.

          8.2.5 No Decrease in Vesting. Notwithstanding any contrary Plan provision, the vested percentage of a Participant's Employer Account, as determined under this Section 8.2 as amended effective April 1, 1996, shall not at any time be less than such percentage determined without regard to such amendment.

     8.3 Transfers of Employment. The transfer of a Participant from employment with an Employer to employment with another Affiliate shall not constitute a termination of employment under the Plan. Upon termination of his or her employment with such other Affiliate (other than for transfer to employment with another Affiliate), the former Participant's employment shall be deemed then to have terminated under the Plan.

     8.4 Vesting Schedule Amendment. If the vested percentage of the Employer Account of any Participant who is credited with at least three (3) Years of Vesting Service would be less (as to future Employer Contribution allocations) as the result of either an amendment to Section 8.2 or the Plan's becoming and thereafter ceasing to be a Top-Heavy Plan (as defined in Section 14.1), then each such Participant may elect, within a reasonable time after the amendment is adopted or the cessation occurs, to have his or her vested percentage determined under the Plan without regard to the amendment or cessation. The period during which the election may be made shall begin on the date the amendment is adopted or the cessation occurs and shall end on the later of (a) 60 days after such date, (b) 60 days after the amendment becomes effective, or
(c) 60 days after written notice of the amendment or cessation is issued to the Participant.

                                   SECTION 9
                         REPAYMENTS AND REINSTATEMENTS

     9.1 Forfeitures and Reinstatements.

          9.1.1 Repayment. A Rehired Employee who suffered a forfeiture of all or a portion of his or her Employer Account, and who did not incur five (5) consecutive one-year Breaks in Service between the date his or her employment terminated and his or her Date of Rehire, shall be entitled, upon again becoming an Active Participant in the Plan, to repay to the Plan in cash the dollar value of the amount that was distributed to him or her.

          9.1.2 Reinstatement. Upon making a cash repayment in accordance with
Section 9.2 of the portion of his or her Employer Account that was distributed to him or her, the Participant shall be entitled to reinstatement of the prior forfeiture to his or her Employer Account. If the Participant makes the cash repayment, his or her After-Tax Account shall reflect such amount as is attributable to the repayment and his or her Employer Account shall reflect such amount as is attributable to the reinstatement. The Participant's vested interest in the portion of his or her Employer Account attributable to the reinstatement shall be determined separately by applying the vesting schedule set forth in Section 8.2 to the portion(s) of such Account attributable to the reinstatement so as to reflect the prior distribution and repayment.

     9.2 Repayments. Any cash repayment permitted under Section 9.1 must be made in one lump sum within five years after his or her Date of Rehire. The Participant shall determine in accordance with Section 4.3 how any such cash repayment shall be invested. Repayments made in accordance with this Section
9.2 shall be allocated to the Participant's After-Tax Account and shall not be taken into account for the purpose of determining the amount of any Employer Contributions under Section 4.6 or applying the limitations provided in Section 4.7.

          9.2.1 Special 60 Day Repayment Rule. Notwithstanding any contrary provision of this Section 9, an Active Participant whose Date of Rehire is within 60 days after the date on which he or she received a distribution from the Plan (the "Distribution Date") may make a repayment permitted under Section
9.1 by, within 60 days after the Distribution Date, furnishing to the Plan the Transamerica Common Stock certificate (if any) and check (if any) that were distributed to the Participant from the Plan. Amounts repaid pursuant to this
Section 9.2.1 shall be credited to the Accounts from which they were paid; provided, however, that (a) for the period during which amounts repaid in cash (or by check) were not held in the Trust Fund, such amounts shall not be taken into account for purposes of crediting investment earnings and losses, and (b) the repaid amounts shall not again be taken into account for the purpose of determining the amount of any Employer Contributions under Section 4.6 or applying the limitations provided in Section 4.7.

          9.2.2 Special Rollover Repayment Rule. Notwithstanding any contrary provision of this Section 9, an Active Participant whose Date of Rehire is within 60 days after his or her Distribution Date may, within 60 days after the Distribution Date, make a repayment permitted under Section 9.1 in the form of a rollover in the form of cash and/or Transamerica Common Stock; provided, however, that such rollover (a) otherwise is consistent with the requirements of

Section 12.6, and (b) is not made from an individual retirement plan (within the meaning of section 7701(a)(37) of the Code). No repayment made in accordance with this Section 9.2.2 shall be taken into account for the purpose of determining the amount of any Employer Contributions under Section 4.6 or applying the limitations provided in Section 4.7.

     9.3 Reinstatement Procedure. Any reinstatement of a prior forfeiture made pursuant to Section 9.1 (a) shall be effected as soon as the repayment described in Section 9.1 occurs, and (b) to the extent possible shall be charged to current forfeitures and, thereafter, to subsequent Employer Contributions.

                                   SECTION 10
                           ADNENISTRATION OF THE PLAN

     10. 1 Plan Administrator. Transamerica is hereby designated as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA).

     10.2 Committee. The Plan shall be administered by a Committee which shall consist of not less than three (3) nor more than seven (7) members, appointed by and holding office at the pleasure of the Chief Executive Officer of Transamerica. The Committee shall have the authority to control and manage the operation and administration of the Plan as the named fiduciary under section 402(a)(1) of ERISA. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Chief Executive Officer. The Chief Executive Officer may remove any member of the Committee at any time and may fill any vacancy which exists.

     10.3 Actions by Committee. Each decision of a majority of the members of the Committee then in office-shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent. The Committee shall meet at least two (2) times each year.

     10.4 Powers of Committee. The Committee shall have all discretion and powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following powers:

          (a) To interpret the provisions of the Plan and to determine, in its sole discretion, any question arising under, or in connection with the administration or operation of, the Plan;

          (b) To determine all considerations affecting the eligibility of any Employee to become an Active Participant or remain a Participant in the Plan;

          (c) To cause one or more separate Accounts to be maintained for each Participant;

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



          (d) To cause Employer Contributions to be credited to Active Participants' Employer Accounts;

          (e) To establish and revise an accounting method or formula for the Plan, as provided in Section 5.3;

          (f) To determine the manner and form in which, and to notify the Trustee or custodian of, any distribution to be made under the Plan;

          (g) To delegate to one or more named individuals authority to grant or deny hardship withdrawal and loan applications under Section 7;

          (h) To determine the status and rights of Participants and their spouses, beneficiaries or estates;

          (i) To instruct the Trustee or custodian with respect to matters within the jurisdiction of the Committee;

          (j) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

          (k) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

          (1) TO designate the investments to be held in the Investment Funds;

          (m) To arrange for distribution (at least annually) to each Participant of a statement of benefits accrued under the Plan;

          (n) To establish rules and regulations by which requests for Plan information from Participants are processed expeditiously and completely;

          (o) To appoint one or more Investment Managers in accordance with
     Section 10.5.1;

          (p) To notify each terminated Participant of his or her vested interest under the Plan and the written explanation described in section 402(f) of the Code;

          (q) To publish a claims and appeal procedure satisfying the minimum standards of section 503 of ERISA pursuant to which Participants or their spouses, beneficiaries or estates may claim Plan benefits and appeal denials of such claims; and

          (r) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the fiduciary and/or ministerial functions of the Committee under the Plan.

     10.5 Fiduciary Responsibilities. To the extent permissible under ERISA, any person may serve in more than one fiduciary capacity with respect to the Plan. Except as required by specific provisions of ERISA, no person who is a fiduciary with respect to the Plan shall be under any obligation to perform any duty or responsibility with respect to the Plan which has been specifically allocated to another fiduciary.

          10.5.1 Investment Manager Appointment. The Committee in its discretion may appoint, and thereafter may discharge, one or more investment managers (the "Investment Managers") to manage the investment of any designated portion or portions of the Trust Fund. In the event of any such appointment, the Trustee shall follow the instructions of the Investment Manager in investing and administering Trust Fund assets managed by the Investment Manager.

          10.5.2 Eligibility. The person, firm or corporation appointed as Investment Manager (a) shall be a person described in section 3(38)(B) of ERISA, (b) shall make such representations from time to time as the Committee may require in order, to determine its qualifications to be appointed and to continue to serve in such capacity, and (c) shall acknowledge in writing its status as a fiduciary with respect to the Plan upon acceptance of its appointment.

     10.6 Decisions of Committee. All decisions of the Committee, and any action taken by it in respect of the Plan and within the powers granted to it under the Plan, shall be conclusive and binding on all persons, and subject to the claims and appeal procedure described in Section 10.4(q), shall be given the maximum deference permitted by law.

     10.7 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal, Trustee's and investment management fees and expenses, shall be paid and borne by the Employers, provided that the Committee may, to the extent not inconsistent with ERISA, direct payment of such expenses from the Trust Fund upon discontinuance of contributions or termination of the Plan.

     10.8 Eligibility to Participate. No member of the Committee who is also an Employee shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own Account under the Plan.

     10.9 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless any of its Employees, officers or directors who may be deemed to be a fiduciary of the Plan, and the members of the Committee, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

     10.10 Purchases of Transamerica Common Stock. The Trustee shall purchase Transamerica Common Stock directly from Transamerica. All purchases of Transamerica

Common Stock from Transamerica shall be for no more than adequate consideration, as defined in section 3(18) of ERISA, which shall be deemed to be the mean between the highest and lowest sales prices reported on the NASDAQ consolidated transaction reporting system (or if not so reported, the principal market on which Transamerica Common Stock is traded) on the same day as the Trustee's purchase from Transamerica. Notwithstanding the foregoing, the Management Development and Compensation Committee of the Board of Directors shall be authorized (without further amendment of the Plan) to (a) direct the Trustee to discontinue or resume purchases of Transamerica Common Stock directly from Transamerica and to discontinue or resume purchases in the open market; and (b) determine and direct the Trustee that another method for determining adequate consideration shall be used.

                                   SECTION 11
                          TRUST FUND AND CONTRIBUTIONS

     11.1 Trust Fund. Subject to the provisions of Section 12.(1), all Employer Contributions shall be deposited in the Trust Fund for the purposes provided in the Plan. All assets of the Plan shall be held in the Trust Fund and administered in trust by the Trustee under and subject to the terms of the Plan and the Trust Agreement under which the Trust Fund is maintained from time to time. The Trust Agreement shall be deemed a part of the Plan. All obligations and liabilities of the Trustee shall be governed solely by the provisions of the Trust Agreement.

     11.2 No Diversion of Assets. Each Employee, Participant, beneficiary and other person receiving or entitled to receive benefits under the Plan shall look solely to the assets of the Trust Fund or assets of the Plan held by the custodian for distributions under the Plan. Notwithstanding any contrary Plan provision, at no time shall any assets of the Plan be used for, or diverted to, purposes other than for the exclusive benefit of Employees, Participants, beneficiaries and other persons receiving or entitled to receive benefits or payments under the Plan. Except to the limited extent permitted by Sections
4.7.6 and 11.3, no assets of the Plan shall ever revert to or become the property of the Employers.

     11.3 Continuing Conditions on Employer Contributions. Any obligation to contribute Pre-Tax Contributions and/or to make Employer Contributions to the Trust Fund is hereby conditioned upon the continued qualification of the Plan under section 401(a) of the Code and the exempt status of the Trust Fund under section 501(a) of the Code and upon the deductibility of such Pre-Tax and/or Employer Contributions under section 404(a) of the Code. That portion of any Pre-Tax or Employer Contribution which is contributed or made by reason of a good faith mistake of fact, or by reason of a good faith mistake in determining the deductibility of such Contribution, shall be returned to the Employer as promptly as practicable, but not later than one year after the contribution was made or the deduction was disallowed (as the case may be). The amount returned pursuant to the preceding sentence shall be an amount equal to the excess of the amount actually contributed over the amount that would have been contributed if the mistake had not been made; provided, however, that gains attributable to the returnable portion shall be retained in the Trust Fund;
and provided, further, that the returnable portion shall be reduced (a) by any losses attributable thereto and (b) to avoid a reduction in the balance of any

Participant's Account below the balance that would have resulted if the mistake had not been made.

                                   SECTION 12
                      MODIFICATION OR TERMINATION OF PLAN

     12.1 Employers' Obligations Limited. The Plan is voluntary on the part of the Employers, and the Employers shall have no responsibility to satisfy any liabilities under the Plan. Furthermore, the Employers do not guarantee to continue the Plan, and Transamerica at any time may, by appropriate amendment of the Plan, suspend Employer Contributions or may discontinue Employer Contributions, with or without cause. Complete discontinuance of all Pre-Tax and Employer Contributions shall be deemed a termination of the Plan. If Employer Contributions are suspended, each Participant shall be notified of the suspension and each Active Participant may thereupon suspend his or her Pre-Tax Contributions without any penalty for the period during which Employer Contributions are suspended.

     12.2 Right to Amend or Terminate. The Board of Directors reserves the right to alter, amend or terminate the Plan, or any part thereof, in such manner as it may determine and for any reason whatsoever.

          12.2.1 Committee Amendment Power. Notwithstanding the foregoing, any alteration or amendment to the Plan may be effected by action of the Committee if the present value of the future costs resulting from such alteration or amendment would have a financial impact of less than $500,000 on a consolidated basis. Any such alteration or amendment adopted by the Committee shall be subject to the approval of the Chief Executive Officer of Transamerica (or his or her delegate), unless the present value of the future costs resulting from such alteration or amendment would have a financial impact of $50,000 or less on a consolidated basis.

          12.2.2 Limitations. Any such alteration, amendment or termination that is approved by the Board of Directors or the Committee (a "Change") shall take effect upon the date indicated in the document embodying such alteration, amendment or termination; provided, however, that:

          (a) No Change to the Plan shall (1) divest any portion of an Account that is then vested under the Plan, or (2) except as may be permitted by regulations or other IRS guidance, eliminate any optional form of benefit (within the meaning of section 411(d)(6)(B)(ii) of the Code) with respect to benefits accrued prior to the adoption of the Change;

          (b) Any Change to the Plan, or any part thereof, shall be subject to
     Section 11.2 with respect to the restriction against diversion of the assets of the Plan; and

          (c) No Change to the Plan which would increase the limit on Employer Contributions above the amount provided in Section 4.6 shall be made effective unless such Change has first been approved by the holders of a majority of the outstanding shares of Transamerica Common Stock present in person or by proxy at the meeting at which such Change is considered.

     12.3 Effect of Termination. If the Plan is completely or partially terminated, or if there is a complete discontinuance of Pre-Tax and Employer Contributions, then the interests of all Participants affected by such termination or discontinuance in their Employer Accounts shall become 100% vested and nonforfeitable. The balances credited to the Accounts of the affected Participants may be distributed to them in the manner and at the times set forth in Section 6.

     12.4 Disposition of Affiliates. The following provisions shall apply in connection with the disposition of Affiliates.

          12.4.1 General. In the event of the shut-down of a plant or facility, the sale of substantially all of the assets used by an Affiliate in a trade or business conducted by the Affiliate, or the sale or spin-off of at least 50% of the outstanding voting stock of an Affiliate, the Chief Executive Officer of Transamerica (in his or her discretion) may direct that (a) the interest of each Participant, who ceases to be employed by an Affiliate upon the consummation and by reason of such shut-down, sale or spin-off (an "Affected Participant") shall be 100% vested in his or her Employer Account, and/or (b) the Account balances of the Affected Participant be transferred in a direct trust-to-trust transfer to a defined contribution plan maintained for the benefit of the Affected Participants after such transaction, and/or (c) to the extent permitted under section 401(k) of the Code, the vested Account balances of the Affected Participants be distributable (subject to the consent rules in Section 6.3) during a period lasting no longer than the end of the second Plan Year that begins after the date of such transaction. The Committee may adopt such procedures as it deems necessary or appropriate to effect the provisions of this Section 12.4.1, including (but not limited to) temporarily discontinuing Participants' rights to change their contribution and investment instructions and to receive withdrawals, loans, and distributions from the Plan.

          12.4.2 Delaval. The interest of each Affected Delaval Participant in his or her Employer Account shall be 100% vested as of the date of the distribution ("Distribution Date") by Transamerica of all of the shares of common stock of Transamerica Delaval Inc. For purposes of this Section 12.4.2, an "Affected Delaval Participant" shall mean a Participant who, as of the Distribution Date, is an employee of Transamerica Delaval Inc. or one of its subsidiaries.

          12.4.3 TIG.

          (a) Termination of Participation in the Plan. The members of the TIG Group shall be withdrawn as participating Employers, and all TIG Participants who are employed by a member of the TIG Group shall cease active participation in the Plan, on the earlier of (i) the end of the last full pay period prior to the Public Offering Date, or (ii) the date that the TIG SSP becomes effective.

          (b) Vesting. Effective as of the Public Offering Date, each TIG Participant who was employed by a member of the TIG Group on or after July 1, 1992 shall be 100% vested in his or her Employer Account.

          (c) Plan-to-Plan Transfer. Transamerica shall cause the Account balances of all TIG Participants to be transferred in a plan-to-plan transfer to the TIG SSP in accordance with the provisions of Section 3 of the Benefits Agreement.

          (d) Definitions. For purposes of applying this Section 12.4.3, the following terms shall have the following meanings:

               (i) "Benefits Agreement" shall mean the Employee Benefits and Compensation Allocation Agreement dated as of January 28, 1993, between Transamerica and Holdings, including any amendments thereto.

               (ii) "Holdings" shall mean TIG Holdings, Inc., a Delaware corporation.

               (iii) "TIG Group" shall mean (i) Transamerica Insurance Group, a California corporation, and its subsidiaries, and (ii) Holdings and its subsidiaries.

               (iv) "TIG Participant" shall mean a Participant who is employed by a member of the TIG Group at any time prior to the Public Offering Date, but not including any Participant who, on the day before the Public Offering Date (1) is an employee of an Affiliate not in the TIG Group, and (2) is not primarily employed by a member of the TIG Group.

               (v) "TIG SSP" shall mean the defined contribution plan established by a member of the TIG Group in accordance with Section 3 of the Benefits Agreement.

               (vi) "Public Offering Date" shall mean the date of the initial public offering of the stock of Holdings.

     12.5 Acquisition of Affiliates. The following provisions shall apply in connection with the acquisition of Affiliates.

          12.5.1 General. In the event of the acquisition by Transamerica or another Affiliate of substantially all of the assets used by an employer in a trade or business conducted by such employer or the acquisition by Transamerica or another Affiliate of more than 50% of the outstanding voting stock of an employer or its affiliate, the Committee (in its discretion) (a) may authorize the acceptance, from a defined contribution plan maintained for the benefit of employees of the seller or its affiliates (the "Seller's Plan"), of direct trust-to-trust transfers of the account balances of individuals who become Employees upon the consummation and by reason of the acquisition (the "Acquired Employees") subject to the provisions of Section 12.6.2; (b) may authorize the acceptance of rollover contributions by the Acquired Employees of distributions they receive from the Seller's Plan, subject to the limitations imposed by section

402(c) and related provisions of the Code; (c) may provide for the administration and subsequent distribution of amounts transferred or contributed pursuant to (a) and/or (b) above pending the occurrence of a distribution event described in Section 6.1 with respect to each Acquired Employee; and (d) subject to the approval of the Chief Executive Officer of Transamerica, and subject to such terms and conditions as the Committee may impose, may grant past service credit to the Acquired Employees for purposes of determining eligibility to participate and/or vesting under the Plan, such that the service of such Acquired Employees with the acquired business prior to the date of acquisition is recognized to the same extent that such service would have been recognized had it been with Transamerica. The Committee shall have all powers necessary or appropriate to the orderly administration of this
Section 12.5, including the power to direct the sale of any assets transferred or contributed to the Plan in-kind.

          12.5.2 Fairmont Acquisition. Effective May 21, 1987, for purposes of determining eligibility to participate and vesting hereunder, in the case of any individual who was employed by Fairmont Financial, Inc., a California corporation, or one of its subsidiaries (the "Fairmont Group") on May 21, 1987, employment with any member of the Fairmont Group prior to May 21, 1987 shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

          12.5.3 BWAC Acquisition. Effective October 31, 1987, for purposes of determining eligibility to participate and vesting hereunder, in the case of any individual who was employed by BWAC Inc., a Delaware corporation, or one of its subsidiaries (the "BWAC Group") on October 31, 1987, employment with any member of the BWAC Group prior to October 31, 1987 shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

          12.5.4 Commercial Acquisition. Effective December 1, 1987, for purposes of determining eligibility to participate and vesting hereunder, in the case of any individual who was employed by Commercial Risk Underwriters Insurance Company, a Nevada corporation ("Commercial") on December 1, 1987, employment with Commercial prior to December 1, 1987 shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

          12.5.5 HFC0 Acquisition. Notwithstanding any contrary provisions of the Plan, any individual who, on October 31, 1988, was employed by TEFCO, Inc., a Maryland corporation, and was eligible to participate in the Thrift Plan for Employees of Alexander & Alexander Services Inc. and Subsidiaries on that date, shall be eligible to become an active participant in the Plan as of November 1, 1988.

          12.5.6 Tiphook p1c Acquisition. Effective March 16, 1994, for purposes of determining eligibility to participate and vesting hereunder, in the case of any former employee of Tiphook p1c who became an Employee on March 16, 1994 by reason of an Employer's acquisition of Tiphook p1c, employment with Tiphook plc shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

          12.5.7 Universal Systems of America, Inc. Acquisition.
Notwithstanding any contrary provisions of the Plan, any individual who, on April 6, 1994, was employed by Universal Systems of America, Inc., shall be eligible to become an active participant in the Plan as of July 1, 1996.

          12.5.8 General Electric Capital Corporation Acquisition. Effective October 1, 1991, for purposes of determining eligibility to participate and vesting hereunder, in the case of any former employee of General Electric Capital Corporation who became an Employee on October 1, 1991 by reason of an Employer's acquisition of General Electric Capital Corporation, employment with General Electric Capital Corporation shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

          12.5.9 Citicorp North America, Inc. Acquisition. Effective March 9, 1992, for purposes of determining eligibility to participate and vesting hereunder, in the case of any former employee of Citicorp North America, Inc. who became an Employee on March 9, 1992 by reason of an Employer's acquisition of Citicorp North America, Inc., employment with Citicorp North America, Inc. shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

          12.5.10 FIFSI, Inc. (dba Nova Financial Services) Acquisition. Effective July 1, 1990, for purposes of determining eligibility to participate and vesting hereunder, in the case of any former employee of FIFSI, Inc. (dba Nova Financial Services) who became an Employee by reason of an Employer's acquisition of FIFSI, Inc. (dba Nova Financial Services), employment with FIFSI, Inc. (dba Nova Financial Services) shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

          12.5.11 HomeFirst, Inc. Acquisition. Effective October 9, 1992, for purposes of determining eligibility to participate and vesting hereunder, in the case of any former employee of HomeFirst, Inc. who became an Employee on October 9, 1992 by reason of an Employer's acquisition of HomeFirst, Inc., employment with HomeFirst, Inc. shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

          12.5.12 Premier Life Insurance Company of New York Acquisition. Effective January 16, 1993, for purposes of determining eligibility to participate hereunder, in the case of any former employee of Premier Life Insurance Company of New York who became an Employee on January 16, 1993 by reason of an Employer's acquisition of Premier Life Insurance Company of New York, employment with Premier Life Insurance Company of New York shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

          12.5.13 Special Vesting Rule for Divested Employees of the Over the Road Trailer Division. Effective November 30, 1992, each Participant who was employed by the Over the Road Trailer Division of Transamerica Leasing Inc. on November 30, 1992 shall be 100% vested in his or her Employer Account.

          12.5.14 Special Vesting Rule for Divested Employees of Transamerica Title Insurance Company. Effective March 30, 1990, each Participant who was employed by Transamerica Title Insurance Company on March 30, 1990 shall be 100% vested in his or her Employer Account.

          12.5.15 Special Vesting Rule for Divested Employees of Transamerica Distribution Services, Inc. Effective June 30, 1991, each Participant who was employed by Transamerica Distribution Services, Inc. on June 30, 1991 shall be 100% vested in his or her Employer Account.

     12.6 Transfers and Rollover Contributions. Subject to the provisions of
Section 12.6.5, the Committee may direct the Trustee to accept a transfer to the Trust Fund of assets held by or for the benefit of any Eligible Employee who is, or will become (upon satisfaction of the service requirement of Section 3.1), a Participant of this Plan, (a) except as otherwise provided in Section 12.6.2, directly from the trustee or custodian of, or the issuer of an annuity contract which funds, another plan which is qualified under section 401(a) or 403(a) of the Code, or (b) if the transfer of such assets to the Trust Fund qualifies as a rollover under section 402(c), 403(a)(4) or 408(d)(3)(A)(ii) of the Code, directly from such Participant. Any such transfer shall be made (if at all) in the form of cash (or its equivalent), provided that a transfer made pursuant to clause (a) may be made in-kind if and to the extent such in-kind transfer is acceptable to the Trustee and approved by the Committee. A transfer made pursuant to clause (a) may be either a plan-to-plan transfer of assets and liabilities, or a direct transfer of an eligible rollover distribution pursuant to section 401(a)(31) of the Code.

          12.6.1 Rollover Account. Assets transferred to the Trust Fund pursuant to this Section 12.6 shall be credited to a separate rollover subaccount for the Participant which shall be his or her "Rollover Account." A Participant's interest in his or her Rollover Account shall be fully (100%) vested and nonforfeitable at all times. The Participant shall indicate, in such manner and within such advance notice period as the Committee.(in its discretion) shall specify, the percentages of the amounts allocated to his or her Rollover Account that are to be invested in each of the Investment Funds. In all other respects Rollover Account investments shall be subject to Section 4.3.

          12.6.2 Impermissible Transfers. The Committee shall not direct the Trustee to accept a transfer to the Trust Fund from another plan pursuant to
Section 12.6(a) if such transfer would cause the Plan to become a Transferee Plan. For purposes of this Section 12.6.2, "Transferee Plan" means a plan which receives a direct or indirect transfer of assets from a plan (in a transfer which is a plan-to-plan transfer of assets and liabilities rather than a direct transfer of an eligible rollover distribution pursuant to section 401(a)(31) of the Code) which is a defined benefit plan, money purchase pension plan, or other plan which is required to provide automatic survivor benefits pursuant to section 401(a)(11) of the Code, and shall include any plan which itself receives a direct or indirect transfer of assets from a Transferee Plan.

          12.6.3 Nonqualifying Rollovers. If it is later determined that a transfer to the Trust Fund made pursuant to Section 12.6(a) or (b) that was intended to qualify as a rollover did not in fact qualify as a rollover under section 402(c), 403(a)(4) or 408(d)(3)(A)(ii) of the Code,
then the balance credited to the Participant's Rollover Account shall immediately be (a) segregated from all other Plan assets, (b) treated as a nonqualified trust established by and for the benefit of the Participant, and
(c) distributed to the Participant. Such a nonqualifying rollover shall be deemed never to have been a part of the Trust Fund.

                                   SECTION 13
                    VOTING OF SHARES AND GENERAL PROVISIONS

     13.1 Voting of Shares; Tender or Exchange Offers. Subject to the provisions of Section 13.2, the following provisions shall apply with respect to voting, tender and exchange offers.

          13.1.1 Voting of Shares. Whenever any proxies or consents are solicited from the shareholders of Transamerica Common Stock, each Participant (or, in the event of death, his or her beneficiary) whose Account is invested in the Transamerica Common Stock Fund shall have the right to direct the Trustee or custodian (as appropriate) in writing as to the manner in which the shares attributable to his or her interest in such Fund shall be voted. The Trustee, or such other person designated by Transamerica (but not otherwise affiliated with Transamerica) to solicit and/or tabulate votes of Transamerica shareholders generally (a "Recordkeeper") or custodian (as appropriate) shall utilize its best efforts to distribute or cause to be distributed in a timely manner to each Participant (or beneficiary) a copy of the proxy solicitation material sent to shareholders, together with a form addressed to the Trustee, Recordkeeper or custodian soliciting the Participant's (or beneficiary's) confidential, written instructions as to the manner in which such shares shall be voted. If such instructions are sent to a Recordkeeper, the Recordkeeper shall communicate the instructions to the Trustee. Upon receipt of such instructions, the Trustee or custodian shall vote such shares as instructed. Shares of Transamerica Common Stock as to which the Trustee or custodian receives no voting instructions shall be voted by the Trustee in the same proportion as shares are to be voted pursuant to the written voting instructions received by the Trustee or custodian (as appropriate).

          13.1.2 Tender or Exchange Offers. Each Participant (or, in the event of death, his or her beneficiary) whose Account is invested in the Transamerica Common Stock Fund shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to the shares attributable to his or her interest in such Fund. The Trustee or, if Transamerica so elects, a Recordkeeper (as defined in Section 13.1.1), shall utilize its best efforts to distribute or cause to be distributed in a timely manner to each Participant (or beneficiary) such information as will be distributed to shareholders of Transamerica Common Stock in connection with any such tender or exchange offer, together with a form addressed to the Trustee or Recordkeeper soliciting the Participant's (or beneficiary's) confidential, written instructions as to whether such shares shall be tendered or exchanged. If such instructions are sent to a Recordkeeper, the Recordkeeper shall communicate the instructions to the Trustee. If the Trustee receives no written directions from a Participant (or beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Transamerica Common Stock credited to the Account of the Participant (or beneficiary).

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     13.2 Named Fiduciary Status, Confidentiality. Notwithstanding any contrary
Plan provision, for purposes of Section 13.1, each Participant (or, in the event of death, his or her beneficiary) shall be deemed to be a "named fiduciary" (within the meaning of section 402(a) of ERISA) with respect to the shares of Transamerica Common Stock (as appropriate) as to which such Participant (or beneficiary) has the right of direction regarding voting, tender or exchange. That named fiduciary status shall apply for such whole shares of Transamerica Common Stock (if any) actually held for the benefit of any Participant (or beneficiary) and allocable to his or her Account by reason of the Account's investment (if any) in the Transamerica Common Stock Fund. The directions received by the Trustee and any Recordkeeper (as defined in Section
13. L 1) from the Participants (or beneficiaries) shall be held by the Trustee or Recordkeeper in strict confidence and shall not be divulged or released to any person, including employees, officers or directors of Transamerica or any other Employer or Affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such directions may be relayed by the Trustee to a recordkeeper or auditor for the Plan which recordkeeper or auditor (i) is not an Employer or Affiliate, and (ii) agrees not to divulge such directions to any other person, including employees, officers or directors of Transamerica or any other Employer or Affiliate.

     13.3 Self-Tender. Notwithstanding any contrary Plan provision, in the event that Transamerica makes a tender offer with respect to shares of Transamerica Common Stock, Transamerica may, in its sole discretion, distribute or cause to be distributed in a timely manner to each Participant (or, in the event of death, his or her beneficiary) whose Account is invested in the Transamerica Common Stock Fund such information as will be distributed to shareholders of Transamerica Common Stock in connection with any such tender offer, together with a form addressed to Transamerica (or its Affiliate) soliciting the Participant's (or beneficiary's) written instructions as to whether the shares attributable to his or her interest in such Fund shall be tendered. The instructions received by Transamerica (or its Affiliate) from the Participants (or beneficiaries) shall be communicated to the Trustee. If the Trustee receives no written directions from a Participant (or beneficiary) as to the manner in which to respond to such a tender offer, the Trustee shall not tender any shares of Transamerica Common Stock allocable to the Account of the Participant (or beneficiary).

     13.4 Plan Information. Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Committee, shall be furnished with any information requested, to the extent required by applicable law, regarding his or her status, rights and privileges under the Plan.

     13.5 Inalienability. Except to the extent otherwise directed by a domestic relations order which the Committee determines is a QDRO (as defined in Section 7.6) or mandated by applicable law, in no event may either a Participant, a former Participant or his or her spouse, beneficiary or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process.

     13.6 Rights and Duties. No person shall have any rights in or to the Trust Fund or other assets of the Plan, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. To the maximum extent permissible under section 410 of ERISA, neither the

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Employers, the Trustee, the custodian nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or suffered in good faith.

     13.7 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any Employer Contributions nor any action of any Employer or the Trustee, custodian or Committee, shall be held or construed to confer upon any individual any right to be continued as an Employee nor, upon dismissal, any right or interest in the Trust Fund or other assets of the Plan other than as provided in the Plan. Each Employer expressly reserves the right to discharge any Employee at any time, with or without cause.

     13.8 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by Transamerica for itself and its Affiliates, and the costs of the Plan shall be equitably apportioned among Transamerica and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is thereunto duly authorized by the board of directors of the Employer.

     13.9 Merger, Consolidation or Transfer. This Plan shall not be merged or consolidated with any other plan, nor shall there be any transfer of any assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's accrued benefit, if such other plan were then to terminate, is at least equal to the accrued benefit to which the Participant would have been entitled if this Plan had been terminated immediately before such merger, consolidation or transfer.

     13.10 Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of California.

     13.11 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.

     13.12 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

                                   SECTION 14
                                 TOP-HEAVY PLAN

     14.1 Top-Heavy Plan Status. Notwithstanding any contrary Plan provision, the provisions of this Section 14 shall apply with respect to any Plan Year beginning after 1983 for which the Plan is a top-heavy plan (within the meaning of section 416(g) of the Code) (a "Top-Heavy Plan"). The Committee, acting on behalf of all Employers, shall determine as to

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each Plan Year whether or not the Plan is a Top-Heavy Plan for that Plan Year.
For purposes of making that determination as to any Plan Year, (a) the date as of which the determination is made and the applicable Valuation Date shall be the last business day of the immediately preceding Plan Year; (b) this Plan shall be aggregated with each other qualified plan of any Employer or Affiliate
(1) in which a key employee (within the meaning of section 416(i)(1) and (5) of the Code) participates, and/or (2) which enables this Plan or any plan described in clause (1) of this sentence to meet the requirements of section 401(a)(4) or, 410 of the Code; (c) this Plan may be aggregated with any other qualified plan of any Employer or Affiliate, which plan is not required to be aggregated under clause (b) of this sentence, if the resulting group of plans would continue to meet the requirements of sections 401(a)(4) and 410 of the Code; (d) rollover contributions and other similar transfers shall be excluded as provided in section 416(g)(4)(A) of the Code; (e) distributions during the 5-year period ending on the determination date shall be taken into account to the extent required under section 416(g)(3) of the Code; (f) the benefits of Participants who were key employees (within the meaning of section 416(i)(1) of the Code) in a prior Plan Year but are non-key employees (within the meaning of section 416(i)(2) of the Code) for the Plan Year in which the determination is made, shall not be taken into account as provided in section 416(g)(4)(B) of the Code; and (g) the Accounts of Participants who have not performed services for an Employer during the 5-year period ending on the determination date shall not be taken into account, as provided in section 416(g)(4)(E) of the Code.

     14.2 Top-Heavy Plan Provisions. For any Plan Year for which the Plan is a Top-Heavy Plan, the following provisions shall apply:

          14.2.1 Vesting Schedule. The vested percentage of each Participant's Employer Account shall be determined in accordance with the following schedule, unless such schedule provides for vesting at a rate which is less rapid than the vesting rate then in effect under Section 8.2:

    Number of Years           Vested Percentage of
    of Vesting Service          Employer Account

    Less than 2                       0%
    2 but less than 3                 20%
    3 but less than 4                 40%
    4 but less than 5                 60%
    5 but less than 6                 80%
    6 or more                         100%

          14.2.2 Minimum Allocation. The Employers shall make an additional contribution to the Employer Account of each Participant who is a non-key employee (within the meaning of section 416(i)(2) and (5) of the Code), and who is employed on the last business day of the Plan Year, regardless of whether he or she was an Active Participant for any portion of the Plan Year. Such additional contribution shall be an amount which, when added to the Employer and Pre-Tax Contributions and forfeitures allocated to such Participant's Account for the Plan Year pursuant to Sections 4 and 5, equals 3% of his or her Total Compensation (as defined in Section 4.7.2(c), but disregarding any amount in excess of $150,000 (as adjusted in accordance with

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section 401(a)(17) of the Code) for the Plan Year; provided, however, that if the Key Employee Percentage is less than 3 then the percentage rate at which such additional Employer Contributions shall be made for that Plan Year shall be reduced from 3% to the Key Employee Percentage. The "Key Employee Percentage" shall be the largest percentage Computed by dividing (a) the amount of the regular Employer and Pre-Tax Contributions and forfeitures allocated for that Plan Year to the Account of each Participant who is a key employee (within the meaning of section 416(i)(1) and (5) of the Code), by (b) the amount of his or her Total Compensation (as defined above) for the Plan Year. In no event shall such portion of a Participant's Employer Account as is attributable to any minimum allocation made under this Section 14.2.2 be subject to forfeiture solely by reason of any withdrawal from the Participant's Pre-Tax Account.

          14.2.3 Defined Benefit Plan. With respect to each Participant who is also a participant in a qualified defined benefit plan maintained by any Employer or Affiliate, the 1.25 multiplier set forth in Section 4.7.4(a)(2)(ii) and (b)(2)(B) shall be reduced to 1.0 and $41,500 shall be substituted for $51,875 in applying the transitional rule under section 415(e)(6) of the Code as described in the first sentence of Section 4.7.5, unless for the Plan Year
(a) the aggregation group of which the Plan is a member is not "super top-heavy" (within the meaning of section 416(h)(2)(B) of the Code) and (b) 7.5% is substituted for each reference to 3% in applying Section 14.2.2.

                                   EXECUTION

     IN WITNESS WHEREOF, Transamerica, by its duly authorized officers, has executed this restated Plan on the date indicated below.

                                       TRANSAMERICA CORPORATION
(seal)



Dated: 12/31/96                        By /s/ Rona King Pehrson
      --------------------------         ---------------------------------------
                                         Title: Vice President - Human Resources


Dated: 12/31/96                        And By /s/ Jaclyn L. Larson
      --------------------------             -----------------------------------
                                             Title: Assistant Secretary

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